SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-12

PACIFICARE HEALTH SYSTEMS, INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

5995 Plaza Drive

Cypress, California 90630

April 13, 2005

DEAR FELLOW STOCKHOLDERS:

We cordially invite you to attend our 2005 Annual Meeting of Stockholders to be held at the Residence Inn by Marriott, 4931 Katella Avenue, Los Alamitos, California 90720 on Thursday, May 19, 2005, at 10:00 a.m. (local time).

Each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement will be discussed during the meeting and stockholders who attend the meeting in person will have an opportunity to ask questions. A report of our business operations will also be presented at the meeting.

We hope you can attend the meeting. However, if you will not be able to join us, we urge you to exercise your right as a stockholder to vote. The vote of every stockholder is important, and we appreciate your prompt completion, signature and return of the proxy card included with this proxy statement using the enclosed envelope, which requires no postage. For your convenience, you may also vote by telephone or over the Internet using the instructions provided on the proxy card.

Sincerely,

Howard G. Phanstiel	David A. Reed
Chairman of the Board and Chief Executive Officer	Lead Independent Director

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

The 2005 Annual Meeting of Stockholders of PacifiCare Health Systems, Inc. will be held at the Residence Inn by Marriott, 4931 Katella Avenue, Los Alamitos, California 90720 on Thursday, May 19, 2005, at 10:00 a.m. (local time), for the following purposes:

(1)	To elect 10 directors to hold office until our next annual stockholders’ meeting,

(2)	To approve the PacifiCare Health Systems, Inc. 2005 Equity Incentive Plan,

(3)	To ratify the selection by the Audit and Ethics Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for 2005, and

(4)	To transact such other business as may properly come before the meeting.

Our Board of Directors set March 31, 2005 as the record date for the meeting. This means that holders of record of shares of our common stock at the close of business on that date are entitled to receive notice of, and to vote at, the meeting or any adjournment or postponement of the meeting. A complete list of stockholders as of the close of business on March 31, 2005 will be available for inspection by stockholders during normal business hours from April 13, 2005 through May 18, 2005, at our principal executive offices located at 5995 Plaza Drive, Cypress, CA 90630. The list will also be available for inspection by stockholders at the meeting.

By Order of the Board of Directors,

Howard G. Phanstiel

Chairman of the Board and Chief Executive Officer

Cypress, California

April 13, 2005

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the 2005 Annual Meeting of Stockholders of PacifiCare Health Systems, Inc. To avoid delay and additional expense and to ensure your representation at the meeting, please vote as promptly as possible, regardless of whether you plan to attend the meeting. You may vote by mail, telephone or over the internet. To vote by mail, please mark, sign, date and mail the proxy card included with this proxy statement using the enclosed envelope, which requires no postage. To vote by telephone, please call the toll-free number located on the proxy card and follow the recorded instructions, using the proxy card as a guide. To vote over the internet, go to the internet address provided on the proxy card and follow the instructions, using the proxy card as a guide. If you attend the annual meeting in person, you may vote at the meeting even if you have previously returned a proxy or voted by telephone or over the Internet. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

i

PROXY STATEMENT

The Board of Directors is furnishing you this proxy statement to solicit proxies on its behalf for use at the 2005 Annual Meeting of Stockholders of PacifiCare Health Systems, Inc., and at any adjournments or postponements of the meeting. The meeting will be held at the Residence Inn by Marriott, 4931 Katella Avenue, Los Alamitos, California 90720 on Thursday, May 19, 2005, at 10:00 a.m. (local time). We expect to mail this proxy statement and the accompanying proxy card beginning on or about April 13, 2005 to stockholders of record as of March 31, 2005. In this proxy statement, we refer to PacifiCare Health Systems, Inc. as “PacifiCare,” the “Company,” “we,” “us” or “our.” We also refer to this proxy statement, the proxy card and our 2004 Annual Report on Form 10-K as the “proxy materials.”

The Board is asking you to vote your shares by completing, signing and returning the proxy card. Alternatively, you may vote by telephone or over the Internet by following the instructions provided on the proxy card. If you attend the annual meeting in person, you may vote at the meeting even if you have previously returned a proxy or voted by telephone or over the Internet. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

QUESTIONS AND ANSWERS

ABOUT THE MEETING AND VOTING

What is a proxy?

It is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated Howard G. Phanstiel, our Chairman and Chief Executive Officer, and David A. Reed, our Lead Independent Director, as proxies for the meeting. By completing, signing and returning the accompanying proxy card, you are authorizing Messrs. Phanstiel and Reed to vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card before the meeting date just in case your plans change. You may vote at the meeting even if you have previously returned a proxy or voted by telephone or over the Internet.

What is a proxy statement?

It is a document that the Securities and Exchange Commission, or SEC, regulations require us to give you when we ask you to sign a proxy card designating Messrs. Phanstiel and Reed as proxies to vote on your behalf.

What is in this proxy statement?

This proxy statement describes the proposals on which we would like you, as a stockholder, to vote at the annual meeting. It also gives you information on the proposals, as well as other information about us, so that you can make an informed decision.

What am I voting on?

We are asking you to vote on the following proposals:

•	To elect 10 directors to hold office until our next annual stockholders’ meeting,

•	To approve the 2005 Equity Incentive Plan, and

•	To ratify the selection by the Audit and Ethics Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for 2005.

The section appearing later entitled “Proposals to be Voted On” gives you more information on these proposals.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on March 31, 2005, which is the Record Date, are entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement of the annual meeting. Each share is entitled to one vote on each of the proposals to be voted on at the annual meeting. There were approximately 87,106,000 shares of PacifiCare common stock outstanding on the Record Date.

What is the difference between a stockholder of record and a stockholder who holds stock in street name?

•	If your shares are registered in your name, you are a stockholder of record.

•	If your shares are in the name of your broker or bank, your shares are held in street name.

What different methods can I use to vote?

You may vote by mail. You do this by completing and signing your proxy card and mailing it to Computershare Investor Services using the prepaid and addressed envelope included with this proxy statement. If you mark your voting instructions on the proxy card, your shares will be voted:

•	as you instruct, and

•	at the discretion of Messrs. Phanstiel and Reed, if a proposal properly comes up for a vote at the meeting that is not on the proxy card.

For your voting instructions to be effective, your proxy card must be received by Computershare Investor Services no later than the close of business on May 17, 2005.

You may vote by telephone. Instructions on how to vote by telephone are located on the proxy card included with this proxy statement. To vote by telephone, you will need to use the control number located on the proxy card. This control number is designed to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded. You may only complete your proxy card by telephone before 1:00 a.m. (Central Time) on May 19, 2005 (or, before 1:00 a.m. (Central Time) on May 17, 2005, for shares allocated to you under the PacifiCare Savings and Profit Sharing Plan, or 401(k) Plan). Voting by telephone will not be permitted after these deadlines.

You may vote via the Internet. Instructions on how to submit a proxy card via the Internet are located on the proxy card included with this proxy statement. The Internet voting procedures are designed to authenticate PacifiCare stockholders by use of a control number located on the proxy card and allow you to vote your shares and confirm that your voting instructions have been properly recorded.

In voting, please specify your choices by marking the appropriate spaces on the proxy card you will access over the Internet. You may only complete your proxy card over the Internet before 1:00 a.m. (Central Time) on May 19, 2005 (or, before 1:00 a.m. (Central Time) on May 17, 2005, for shares allocated to you under the 401(k) Plan). Voting over the Internet will not be permitted after these deadlines.

If you hold your shares through a bank, broker or other holder of record, check the information provided by that entity to determine which voting options are available to you. Please be aware that any costs related to voting over the Internet, such as Internet access charges and telecommunication costs, will be your responsibility.

You may vote in person at the meeting. We will pass out written ballots to stockholders of record who want to vote in person at the meeting. However, if you hold your shares in street name, you must request a proxy from the person in whose name your shares are held, usually your stockbroker, to vote at the meeting.

How do I vote my 401(k) Plan shares?

You will receive a separate voting instruction card for the shares allocated to you under the 401(k) Plan. By completing this voting instruction card, you will be providing voting instructions to Wells Fargo & Company, the Trustee, for the shares you hold through the 401(k) Plan.

If the Trustee does not receive voting instructions from you, the Trustee may vote the shares allocated to you under the 401(k) Plan in the same proportion as the shares voted by all other 401(k) Plan participants. If the Trustee receives a signed but not completed voting instruction card, the Trustee will vote the shares according to the recommendations of PacifiCare’s Board of Directors.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete, sign and return all proxy cards to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.

What if I change my mind after I return my proxy card?

You may revoke your proxy card and change your vote by:

•	signing another proxy card with a later date and returning it before the polls close at the meeting, or

•	voting in person at the meeting.

However, if you hold your shares in street name, you must request a proxy from the person in whose name your shares are held, usually your stockbroker, to vote at the meeting.

Will my shares be voted if I do not return my proxy card?

If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

Brokerage firms have authority under New York Stock Exchange, or NYSE, rules to vote customers’

unvoted shares on some “routine” matters. If you do not give instructions to your broker, your broker can vote your shares with respect to routine matters. Under these rules, all of the proposals described later under “Proposals to be Voted On” other than the proposal to approve the 2005 Equity Incentive Plan are considered routine matters. On non-routine matters for which you do not give your broker instruction, the shares will be treated as broker non-votes.

If you do not return a proxy card to vote your shares, your brokerage firm may either:

•	vote your shares on routine matters, or

•	leave your shares unvoted.

We encourage you to provide instructions to your brokerage firm by returning your proxy card. This ensures your shares will be voted at the meeting.

How many shares must be present to hold the meeting?

To hold the annual meeting and conduct business, a majority of PacifiCare’s outstanding shares as of the Record Date must be present at the meeting. This is called a quorum.

Shares are counted as present at the meeting if the stockholder either:

•	is present and votes in person at the meeting, or

•	has properly submitted a proxy.

Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum at the meeting.

What are my voting choices when voting for director nominees, and what vote is needed to elect directors?

In the vote to elect the 10 director nominees, to hold office until our next annual stockholders’ meeting, you may:

•	vote in favor of all nominees,

•	vote to withhold votes to all nominees, or

•	vote to withhold votes as to specific nominees.

The nominees receiving the highest number of votes for election will be elected as directors. This number is called a plurality.

What are my voting choices when voting on the proposal to approve the 2005 Equity Incentive Plan?

In the vote on the proposal to approve the 2005 Equity Incentive Plan, you may:

•	vote in favor of the proposal,

•	vote against the proposal, or

•	abstain from voting on the proposal.

The proposal to approve our 2005 Equity Incentive Plan will be approved if holders of a majority of the shares present at the meeting in person or by proxy and entitled to vote on the matter vote for approval.

What are my voting choices when voting on the proposal to ratify the selection by the Audit and Ethics Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for 2005, and what vote is needed to approve this proposal?

In the vote on the ratification of the selection by the Audit and Ethics Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for 2005, you may:

•	vote in favor of the ratification,

•	vote against the ratification, or

•	abstain from voting on the ratification.

The proposal to ratify the selection of Ernst & Young LLP as our independent auditors for 2005 will be approved if holders of a majority of the shares present at the meeting in person or by proxy and entitled to vote on the matter vote for approval. The Audit and Ethics Committee of the Board of Directors in its discretion may appoint different independent auditors for 2005 at any time if it determines that doing so would be in the best interest of PacifiCare and its stockholders.

What happens if a nominee is unable to stand for election?

The Board may reduce the number of nominees or select a substitute nominee. In the latter case, if you have completed, signed and returned your proxy card, Messrs. Phanstiel and Reed can vote your shares for a substitute nominee. They cannot vote for more than 10 nominees.

How are withheld votes, abstentions and broker non-votes counted?

If you withhold your vote from any one or more of the director nominees, your shares will not be counted as casting votes for such nominees.

If you abstain from voting on the proposal to approve our 2005 Equity Incentive Plan, it will have the same effect as a vote “against” the proposal. Broker non-votes are not counted as voting on the proposal.

If you abstain from voting on the proposal to ratify the selection of Ernst & Young LLP as our independent auditors for 2005, it will have the same effect as a vote “against” the proposal.

Broker non-votes have no effect and will not be counted toward the vote total for any proposal.

What if I return my proxy without providing any voting instructions?

If you give your proxy without voting instructions, your shares will be counted as a vote for each director nominee and for each of the proposals described above.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed to third parties except as may be necessary to meet legal requirements.

Where do I find the voting results of the meeting?

We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the quarter ended June 30, 2005 or earlier on a Form 8-K. We will file the report no later than August 9, 2005 with the Securities and Exchange Commission, or SEC. You may obtain a copy of this report by contacting our Investor Relations Hotline at (800) 631-0969 or at an SEC public reference room. For the location of an SEC public reference room near you, please contact the SEC at (800) SEC-0330.

You can also get a copy of the Form 10-Q that will contain the voting results on the Internet at www.pacificare.com or through the SEC’s electronic data system called EDGAR at www.sec.gov.

How do I receive an annual report?

PacifiCare will provide, without charge, a copy of its Annual Report on Form 10-K as filed with the SEC, to any stockholder entitled to receive this proxy statement. Requests should be addressed to Investor Relations, PacifiCare at P.O. Box 6006, Cypress, California 90630. The request must include a representation that the person making the request was a PacifiCare stockholder on March 31, 2005.

You can also get a copy of our Annual Report on the Internet at www.pacificare.com or through the SEC’s electronic data system called EDGAR at www.sec.gov.

Do we have a policy about directors’ attendance at the annual meeting?

We do not have a policy about directors’ attendance at the annual stockholder meeting. Nine of our directors attended last year’s annual stockholder meeting.

How are proxies solicited and what is the cost?

We pay all expenses incurred in connection with distributing and soliciting proxies. As part of this process, we reimburse brokers, nominees, fiduciaries and other custodians reasonable fees and expenses in forwarding proxy materials to stockholders. We have engaged Georgeson & Company, or Georgeson, to assist with the distribution and solicitation of proxies for an estimated fee of $9,500 plus expenses for their services. Our directors and employees and Georgeson may solicit proxies by mail, telephone or other means. Our directors and employees do not receive any additional compensation for these activities.

PROPOSALS TO BE VOTED ON

Proposal 1 — Election of Directors

The Board of Directors currently consists of 10 directors. Nominees for director this year are Aida Alvarez, Bradley C. Call, Terry O. Hartshorn, Dominic Ng, Howard G. Phanstiel, Warren E. Pinckert II, David A. Reed, Charles R. Rinehart, Linda Rosenstock and Lloyd E. Ross. Each nominee is presently a director of PacifiCare, and each elected director will hold office for a one-year term until the next annual stockholders’ meeting and until a successor is elected and has qualified, subject to earlier resignation, removal or death. The nominees’ biographies are on pages 13-14.

Directors are elected by a plurality of the votes properly cast in person or by proxy. The 10 nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the 10 nominees named in this proxy statement. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted by the proxy holders for the election of a substitute nominee proposed by the Governance and Nominating Committee. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The Board recommends a vote for each of these nominees.

Proposal 2 — Adoption of the PacifiCare Health Systems, Inc. 2005 Equity Incentive Plan

We are also seeking approval of the PacifiCare Health Systems, Inc. 2005 Equity Incentive Plan, or the Plan. On February 17, 2005, the Board adopted the Plan, subject to stockholder approval. The purposes of the Plan are (i) to encourage outstanding individuals to accept or continue employment or consulting service with the Company and its subsidiaries or to serve as directors of the Company and (ii) to furnish maximum incentive to these individuals to improve the Company’s performance, increase stockholder value and strengthen the mutuality of interest between these individuals and the Company’s stockholders.

The Board of Directors and Compensation Committee reviewed all of our existing plans, or Existing Plans, including our 1996 Stock Option Plan for Officers and Key Employees, 2000 Employee Plan, 1996 Non-Officer Directors Stock Plan and 2000 Non-Employee Directors Stock Plan, and determined that the adoption of the 2005 Equity Incentive Plan would enhance the Company’s competitive ability to attract, retain and motivate employees, consultants and directors by providing the Company with greater flexibility in structuring long-term incentive compensation packages based upon a mix of different types of equity-based incentives. Upon stockholder approval of the Plan, all of the Existing Plans (including the 2000 Employee Plan which is a non-stockholder approved plan) will be terminated and replaced by the Plan and no further grants may be made by the Company under the Existing Plans.

Consistent with many compensation and governance best practices, the 2005 Equity Incentive Plan prohibits stock option repricing, as well as the use of discounted stock options and reload option grants, and contains no evergreen features (evergreen features provide for automatic replenishment of authorized shares available under the plan).

A summary of the principal features of the Plan is provided below, but is qualified in its entirety by reference to the full text of the Plan that is attached as Annex A to this Proxy Statement.

Summary Description of the Plan

Administration

The Plan will be administered by the Compensation Committee (or a subcommittee of the Compensation Committee) which shall consist of not less than two directors, each of whom shall satisfy the requirements that:

•	the SEC may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Securities Exchange Act of 1934, or the Exchange Act;

•	the NYSE may establish for directors serving in such capacity; and

•	the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

The Compensation Committee will have the authority to construe and interpret the Plan and any awards granted under the Plan, to establish and amend rules for administration of the Plan, to select persons to participate in the Plan, to determine the terms and conditions of any awards granted under the Plan and to make all other determinations that it deems necessary or advisable for the administration of the Plan. The Compensation Committee may authorize one or more officers of the Company to select persons to participate in the Plan and to determine the number and type of awards and other rights to be granted to such persons, except for awards to individuals subject to Section 16 of the Exchange Act or who are “covered employees” within the meaning of Section 162(m) of the Code.

Eligibility

All employees and consultants of the Company and its subsidiaries and all non-employee directors of the Company will be eligible to participate in the Plan. As of March 31, 2005, there were approximately 9,900 employees of the Company and its subsidiaries (including the eleven current executive officers of the Company identified elsewhere in this Proxy Statement, one of whom also serves as a member of the Board of Directors) and nine non-employee directors of the Company who would be eligible to participate in the Plan.

Maximum Shares and Award Limits

Under the Plan, 4,300,000 shares of our common stock are available for awards. The Company may grant the following types of awards under the Plan: non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), or ISOs, stock appreciation rights, or SARs, restricted stock, restricted stock units, performance stock, performance units and other stock or cash awards. No participant may receive as an annual average during any three year period more than 500,000 non-qualified stock options, ISOs, SARs, restricted stock, restricted stock units, performance stock or any combination thereof under the Plan. For purposes of determining the share reserve and the limit on awards to a participant, each share of our common stock issued in connection with an award of restricted stock, restricted stock units, performance stock or other stock awards will count as 1.5 shares. For SARs settled in stock, both shares of common stock issued pursuant to the award and shares of common stock representing the exercise price of the award shall be treated as being unavailable for other awards or other issuances pursuant to the Plan unless the SAR is forfeited, terminated or cancelled without the delivery of shares of common stock. The number of shares available for awards under the Plan is subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event. Shares subject to an award which for any reason expire or terminate unexercised or are not earned in full shall again be made available for issuance under the Plan.

Stock Options

The Compensation Committee may grant stock options qualifying as ISOs under Section 422 of the Code and non-qualified stock options. The term of a stock option shall be fixed by the Compensation Committee, but shall not exceed ten years. During its term, each stock option shall be exercisable at such time and subject to such terms and conditions as the Compensation Committee shall determine at the time of grant.

The option price for a stock option shall be determined by the Compensation Committee, but shall not be less than 100% of the fair market value of our common stock on the date of grant. Stock options intended to qualify as ISOs may only be granted to employees of the Company. In addition, the exercise price of an ISO must be at least 110% of fair market value on the date of grant and have an exercise period of not more than five years if the participant owns stock possessing more than ten percent of the total combined voting power or value of all classes of stock of the Company. In the event of a decline in the value of our common stock, the Compensation

Committee does not have the authority to offer participants the opportunity to replace outstanding higher priced options with new lower priced options.

The option exercise price will be payable in full by (i) cash payment or its equivalent, (ii) delivery (either actual delivery or by attestation procedures established by the Compensation Committee) of previously acquired shares purchased on the open market and held for at least six months having a fair market value at the time of exercise equal to the exercise price, and (iii) such other methods of payment as the Compensation Committee, in its discretion, deems appropriate.

To the extent that any shares of common stock are issued under a portion of any ISO that exceeds the $100,000 limitation of Section 422 of the Code, such shares shall not be treated as issued under an ISO notwithstanding any designation otherwise.

As of March 31, 2005, the closing price of our common stock as reported on the New York Stock Exchange was $56.92 per share.

Stock Appreciation Rights

A SAR is a right to receive upon exercise (subject to withholding taxes) shares of our common stock, cash or a combination thereof (at the discretion of the Compensation Committee), with a value equal to the difference between the fair market value of a share of common stock on the exercise date and the base price of the SAR. SARs may be granted in tandem with a stock option, or on a free-standing basis. The Compensation Committee also may substitute SARs that can be settled only in common stock for outstanding stock options. The grant price of a tandem or substitute SAR must be equal to the option price of the related option. The grant price of a free-standing SAR must be equal to the fair market value of a share of common stock on the date of grant. The term of an SAR must be fixed by the Compensation Committee, but will not exceed the option term, in the case of a tandem or substitute SAR, or ten years, in the case of a free-standing SAR.

Restricted Stock and Restricted Stock Units

Restricted stock is a grant of shares of our common stock subject to such conditions as are expressed in the documents evidencing the award. A restricted stock unit is a right to receive, in common stock, the fair market value of one share, the grant, issuance, retention and/or vesting of which is subject to the conditions expressed in the documents evidencing the award. Restricted stock and restricted stock units may be awarded or sold to participants subject to the restrictions as the Compensation Committee determines, including, without limitation, any of the following: (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the participant forfeit (or in the case of shares or units sold to the participant, resell to the Company at cost) such shares or units in the event of termination of employment during the period of restriction. All restrictions will expire at such times as the Compensation Committee will specify.

Performance Stock and Performance Units

A grant of performance stock entitles the participant to a payment in the form of shares of our common stock upon the attainment of performance goals and other terms and conditions specified by the Compensation Committee. A grant of a performance unit entitles the participant to a payment in cash upon the attainment of performance goals and other terms and conditions specified by the Compensation Committee. Notwithstanding satisfaction of any performance goals, the number of shares to be issued as performance stock, or amount of cash to be paid under an award of performance units, may be adjusted by the Compensation Committee on the basis of any further consideration as the Compensation Committee in its sole discretion may determine. However, the Compensation Committee may not, in any event, increase the number of shares earned under performance stock, or amount earned under performance units, upon satisfaction of any performance goal by any participant who is a Covered Employee, and the maximum amount earned by a Covered Employee under performance units in any calendar year may not exceed $10,000,000. The Compensation Committee may, in its discretion, make a cash payment equal to the fair market value of shares of common stock otherwise required to be issued to a participant pursuant to an award of performance stock.

Other Stock or Cash awards

In addition to the incentives described above, the Compensation Committee may grant other incentives payable in cash or our common stock under the Plan as it determines to be in the best interests of the Company and subject to the other terms and conditions as it deems appropriate.

Performance Goals

Awards of restricted stock, restricted stock units, performance stock, performance units and other incentives under the Plan, the vesting of any of these awards or both may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code or Performance Criteria, including, but not limited to, cash flow (operating or free), income, operating income or earnings per share (before or after taxes, interest, depreciation or amortization), sales or revenue, stock price, debt, net assets, equity or shareholder equity, market share or total return to stockholders. Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be used in relation to other measures (such as a ratio) or may be measured relative to a peer group or index. Any Performance Criteria may include or exclude special items, such as (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition. In all other respects, Performance Criteria will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Compensation Committee prior to the issuance of an award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s Annual Report on Form 10-K. The Compensation Committee will certify the extent to which the Performance Criteria have been satisfied, and the amount payable or vested as a result thereof, prior to payment or vesting of any amount that is intended by the Compensation Committee to satisfy the requirements for “performance-based compensation” under Section 162 (m) of the Code. The Compensation Committee may not in any event increase the amount of compensation payable to a Covered Employee upon the attainment of a performance goal.

Restrictions on Transfer

Participants generally may not transfer stock awards otherwise than by will or by the laws of descent and distribution, and each stock option and stock appreciation right will be generally exercisable during the participant’s lifetime only by the participant. In the event of the death of a participant, exercise of any benefit or payment with respect to any benefit will be made only by or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the benefit will pass by will or the laws of descent and distribution. At its discretion, the Compensation Committee may permit the donative transfer by the participant of stock awards that are not incentive stock options subject to such terms and conditions as may be established by the Compensation Committee.

Effect of a Change of Control

Except as otherwise determined by the Compensation Committee at the time of grant of an award, in the event of a “change of control” of PacifiCare, the award will become immediately vested and exercisable.

For such purposes, a “change of control” generally means the occurrence of any of the following, subject to certain exceptions: (i) the acquisition by any person of 20% or more of our outstanding common stock, (ii) the members who constituted our Board on December 17, 2003 or other members nominated by a majority of such members cease to constitute at least a majority of our Board, (iii) a reorganization, merger or consolidation, a sale or other disposition of all or substantially all our assets, or our acquisition of assets or stock of any other corporation, where persons who have beneficial ownership of our stock prior to the transaction do not directly or indirectly hold more than 50% of the voting securities of the surviving entity in substantially the same proportions as they held in our stock prior to the transaction, (iv) a complete dissolution or liquidation of PacifiCare, or (v) any other transaction involving a significant issuance of our securities, change in composition of our Board, or other material event that the Board determines to be a change in control for purposes of the Plan.

Tax Withholding

PacifiCare will be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan, after giving notice to the person entitled to receive such payment or delivery. At the discretion of the Compensation Committee, a participant may satisfy any withholding obligation relating to the exercise of a stock option or stock appreciation right or pursuant to the receipt or vesting of shares subject to a stock award by authorizing PacifiCare to withhold a portion of the stock otherwise issuable having a fair market value equal to the amount required to be withheld.

Duration, Amendment and Termination

No stock award will be made more than ten years after the approval of the Plan by the stockholders. The terms and conditions applicable to any stock award granted on or before such date may thereafter be amended or modified by mutual agreement between PacifiCare and the participant. The Board or the Compensation Committee may amend the Plan from time to time or terminate the Plan at any time. However, no such action will reduce the amount of any existing stock award or change its terms and conditions without the participant’s consent. No material amendment of the Plan shall be made without stockholder approval.

Certain Federal Income Tax Consequences of the Plan

Consequences to the Company and participants receiving awards vary with the type of award. Generally, a participant does not recognize income, and the Company cannot take a deduction, upon the grant of an ISO, a non-qualified stock option or a restricted share. When a participant exercises an ISO, the participant does not have taxable income (except that the alternative minimum tax may apply). When a participant exercises a non-qualified stock option or the restrictions on a restricted share lapse, the participant generally recognizes ordinary income equal to the difference between the exercise price and fair market value of the common stock acquired. The Company’s tax deduction generally equals the amount the participant recognizes as ordinary income.

Stock Options. If a participant sells shares acquired by exercising an ISO within two years from the grant date and one year from the exercise date, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares at the exercise date (or, if less, the amount realized when the participant disposes of the shares), and (ii) the exercise price. Otherwise, a participant’s disposition of shares acquired by exercising an option (including an ISO for which the holding periods are met) generally will result in a short term or long term capital gain or loss equal to the difference between the sale price and the participant’s tax basis in the shares. The tax basis generally is the exercise price plus any amount previously recognized as ordinary income in connection with the option exercise. The Company’s tax deduction generally equals the amount the participant recognizes as ordinary income. The Company is not entitled to a tax deduction for amounts recognized by a participant as capital gain. Accordingly, the Company cannot take a tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods before disposing of the shares.

Restricted Stock Awards. An award of restricted stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited if the vesting conditions stated in the award are not satisfied. As a result, the participant will not recognize ordinary income at the grant date of the award of restricted stock. Instead, the participant will recognize ordinary income on the date when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income equals the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date it is no longer subject to forfeiture. The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period for an award of restricted stock by filing with the Internal Revenue Service an election under Section 83(b) of the Code. In that event, the ordinary income recognized, if any, is the difference between the amount paid for the stock, if any, and the fair market value of the stock on the award date, and the capital gain holding period commences on that date. The ordinary income recognized by an employee will be subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company may take a deduction in the same amount as and at the time the employee recognizes ordinary income. The participant also is subject to capital gains treatment on the subsequent sale of any common stock acquired through an award of restricted stock. For this purpose, the participant’s basis in the common stock is its fair market value at the time the restricted share becomes vested (or is granted, if an election under Section 83(b) of the Code is made).

Restricted Stock Units. Participants who are granted restricted stock units will recognize ordinary income in the year the vested stock is issued equal to the fair market value of the stock received, provided that any deferred issuance of the shares beyond the vesting date complies with the requirements of Section 409A of the Code.

Stock Appreciation Rights. Participants who are granted SARs will recognize ordinary income in the year of exercise equal to the cash or fair market value of the stock received.

Performance Stock. Participants who are granted performance stock will recognize ordinary income in the year of payment equal to the fair market value of the stock received. If the performance stock is subject to a “substantial risk of forfeiture,” the tax principles applicable to restricted stock awards as summarized above will apply.

Performance Units. Participants who are granted performance units will generally recognize ordinary income in the year the cash payment is received.

Section 162(m) Limits. Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid in excess of $1,000,000 in any tax year to its chief executive officer and the four other highest-paid executive officers. However, compensation that qualifies as “performance-based compensation” is excluded from this limitation and is deductible. The Company intends that performance stock, performance units and options granted (a) with an exercise price equal to or greater than 100% of fair market value of the underlying shares at the grant date, and (b) to employees whom the Compensation Committee expects to be named executive officers when a deduction arises in connection with the awards, will qualify as “performance-based compensation” so that these awards will not be subject to the section 162(m) deduction limitations. Section 162(m) imposes specific requirements on certain performance awards, and the Plan directs the Plan Administrator to comply with these requirements.

The discussion above is only a summary of the Plan and does not fully describe the Plan nor its income tax consequences. The tax summary also does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. This summary does not discuss the tax effects of deferred compensation which is subject to Section 409A of the Code but which does not conform with the requirements of that section. Under certain circumstances, Section 409A of the Code results in an additional income tax equal to 20% of the amount includable in income, as well as increased interest payments. Participants are urged to consult a tax advisor as to their individual tax consequences.

The Board recommends a vote for the approval of the 2005 Equity Incentive Plan.

Proposal 3 — Ratification of Selection of Independent Auditors

The Audit and Ethics Committee of the Company’s Board, or Audit Committee, has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005 and has further directed that management submit the selection of the Company’s independent auditors for ratification by its stockholders at the meeting. Ernst & Young LLP has audited the Company’s financial statements since 1984. Representatives of Ernst & Young LLP are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection by the Audit Committee of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s bylaws or otherwise. However, the Audit Committee and the Board are submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The Board recommends a vote for ratification of the selection of Ernst & Young LLP as PacifiCare’s independent auditors for the fiscal year ending December 31, 2005.

Other Business

The Board knows of no other business to be considered at the meeting. However, if:

•	other matters are properly presented at the meeting, including at a reconvened meeting after any adjournment or postponement of the meeting, and

•	you have appropriately returned your proxy card as described above,

then Messrs. Phanstiel and Reed will, with your proxy, vote your shares on those matters at their discretion.

BOARD OF DIRECTORS

Biographies

Our certificate of incorporation provides for directors to be elected on an annual basis. Our bylaws provide that the Board will consist of no greater than 12 nor less than five members, with the exact number of directors within this range to be fixed from time to time by the Board. Currently, the number of members constituting the Board has been fixed by the Board at 10.

The following sets forth information regarding the 10 nominees for director at the annual meeting.

NOMINEES

AIDA ALVAREZ, age 55 • Director since October 2003	Ms. Alvarez was appointed to our Board in October 2003. Since 2001, Ms. Alvarez has been a consultant on diversity issues and to small business entrepreneurs. She serves on the Diversity Advisory Board for Deloitte & Touche, LLP. She also serves on the Board of Directors for Union Bank of California. Ms. Alvarez was the Administrator of the U.S. Small Business Administration from 1997 to 2001. From 1993 to 1997, she was the Director of the Office of Federal Housing Enterprise Oversight. Prior to 1993, Ms. Alvarez served as Vice President — Public Finance Department of First Boston Corporation and Bear Stearns & Company, Inc.

BRADLEY C. CALL, age 62 • Director since February 1997	Mr. Call was appointed to our Board in February 1997 and since December 2003 has been the co-founder and Managing Partner of Call/van der Wal, a real estate investment, property management and financial advisory services firm. Mr. Call was the Managing Director of JMW Capital Partners, Inc. — Southern California Region from November 2001 to December 2003. Mr. Call was a co-founder and President and Chief Executive Officer of Kleinert Industries, Inc., a privately-held aerospace component manufacturing firm with multiple plant operations throughout the U.S. from 1988 to 2001.

TERRY O. HARTSHORN, age 60 • Director since March 1985	Mr. Hartshorn was appointed to our Board in March 1985 and was Chairman of our Board from 1993 to 1998 and President and Chief Executive Officer of UniHealth from 1994 to 1997. Mr. Hartshorn served as Chairman of the Board of PacifiCare from 1993 to 1998, President and Chief Executive Officer of PacifiCare from 1976 to April 1993 and Secretary of PacifiCare from 1977 to 1981.

DOMINIC NG, age 46 • Director since February 2003	Mr. Ng was appointed to our Board in February 2003. Mr. Ng has served as President and Chief Executive Officer of East West Bancorp since 1992 and as Chairman of its board of directors since 1998. Mr. Ng is a member of the board of directors of The Federal Reserve Bank of San Francisco – Los Angeles Branch, and is a certified public accountant.

HOWARD G. PHANSTIEL, age 56 • Director since October 2000	Mr. Phanstiel was appointed Chairman of the Board and Chief Executive Officer in February 2004, after having served as President and Chief Executive Officer since December 2000 and as acting Chief Executive Officer and director since October 2000. Mr. Phanstiel was appointed Executive Vice President and Chief Financial Officer in July 2000. Prior to that, Mr. Phanstiel was an executive of NetCatalyst from January 2000 to June 2000, Chairman and Chief Executive Officer of ARV Assisted Living, Inc. from 1997 to 1999, and Executive Vice President of Finance and Information Services at WellPoint Health Networks Inc. from 1994 to 1997.

WARREN E. PINCKERT II, age 61 • Director since June 1985	Mr. Pinckert was appointed to our Board in June 1985 and has been President, Chief Executive Officer and a member of the board of directors of Cholestech Corporation, a medical device-manufacturing firm, since 1993.

DAVID A. REED, age 72 • Director since December 1992	Mr. Reed has been Lead Independent Director of our Board since February 2004. Mr. Reed was appointed to our Board in December 1992 and was Chairman of our Board from 1999 to February 2004. Mr. Reed currently is the President of DAR Consulting Group, and previously served as Chairman of the American Hospital Association. Mr. Reed is also a member of the board of directors of In Vitro International.

CHARLES R. RINEHART, age 58 • Director since February 2003	Mr. Rinehart was appointed to our Board in February 2003. Mr. Rinehart was a member of the board of directors of UnionBanCal Corporation until March 2004. From 1994 through 1998, Mr. Rinehart was Chairman and Chief Executive Officer of HF Ahmanson & Co. and its principal subsidiary, Home Savings of America.

LINDA ROSENSTOCK, age 54 • Director since October 2003	Ms. Rosenstock was appointed to our Board in October 2003. She has been the Dean of the UCLA School of Public Health since 2000. Ms. Rosenstock has also been a Professor of Environmental Health Services in the School of Public Health and Professor of Medicine in the School of Medicine at UCLA since 2000. From 1994 to 2000, Ms. Rosenstock served as Director of the National Institute for Occupational Safety and Health or NIOSH.

LLOYD E. ROSS, age 64 • Director since June 1985	Mr. Ross was appointed to our Board in June 1985. Mr. Ross has served as Chairman of the Board of American States Water Company since 1999 and as a member of its board of directors since 1995. From 1975 to 1996, Mr. Ross served as Chief Executive Officer of Saffell & McAdam Construction Company.

The information given in this proxy statement concerning the directors is based on statements made or confirmed to us by or on behalf of such directors, except to the extent that such information appears in our records.

Number of Directors and Terms

Ten directors will be nominees for election this year and each elected director will hold office for a one-year term until the next annual stockholder meeting and until a successor is elected and has qualified, subject to earlier resignation, removal or death.

Compensation Committee Interlocks and Insider Participation

During 2004, our Compensation Committee consisted of Messrs. Hartshorn, Ng, Reed and Ross and Ms. Rosenstock. During 2004, none of the members of the Compensation Committee was an officer or employee of PacifiCare or any of its subsidiaries. In addition, during 2004, none of our executive officers served as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on the Board or the Compensation Committee.

ACTIVITIES OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

Information about the Board and Corporate Governance

Members of our Board are elected by the stockholders and represent their interests. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the stockholders. The Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.

Corporate Governance Guidelines

The Board has made meaningful changes to its corporate governance policies throughout the past year. The NYSE recently adopted rules that require listed companies to adopt governance guidelines covering certain matters, including director qualifications and responsibilities, director independence, access to management personnel, management succession, director compensation, continuing education and annual performance evaluations of the Board and directors. On February 26, 2004, based upon the advice and recommendation of the Governance and Nominating Committee, the Board adopted new charters for each committee of the Board and Corporate Governance Guidelines that are consistent with the NYSE rules. The management of PacifiCare, including its Chief Executive Officer, is not aware of any violation by PacifiCare of any NYSE corporate governance standard. The Corporate Governance Guidelines and committee charters are posted on our website at www.pacificare.com. The Corporate Governance Guidelines are also available in print to any stockholder that requests it in writing. Requests should be addressed to Investor Relations, PacifiCare at P.O. Box 6006, Cypress, California 90630.

Lead Independent Director

The Board also amended our bylaws to add a Lead Independent Director position and made changes to other provisions to comply with applicable provisions of the Sarbanes-Oxley Act of 2002. The Lead Independent Director’s duties include, to the extent appropriate, overseeing the highest ranking employee executive of the Company with the coordination of the Executive Committee, coordinating the agenda for Board meetings and leading executive sessions of the Board’s Independent Directors, leading the evaluation of the Board with the coordination of the Governance and Nominating Committee and facilitating communications between the other members of the Board.

Independence Determinations

No director will be deemed to be independent unless the Board affirmatively determines that the director has no material relationship with PacifiCare, directly or as an officer, stockholder or partner of an organization that has a material relationship with PacifiCare. The Board consults with the Company’s legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in SEC rules and regulations and pertinent listing standards of the NYSE, as in effect from time to time.

In its annual review of director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships that any director may have with PacifiCare. As a result of its annual review, the Board has determined that all directors, with the exception of Mr. Phanstiel, are independent for NYSE purposes. Mr. Phanstiel is not independent because he is the Chief Executive Officer of PacifiCare.

The Company’s independent directors also meet in regularly scheduled and ad hoc executive sessions at which only independent directors are present. The Lead Independent Director presides over the executive sessions. Persons interested in communicating with the independent directors with concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of PacifiCare Health Systems, Inc., 5995 Plaza Drive, Cypress, CA 90630. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit and Ethics, Compensation, or Governance and Nominating Committee.

The Board of Directors and its Committees

Our Board met a total of 14 times in 2004. Each member of our Board attended 75% or more of all Board and applicable committee meetings held in 2004.

PacifiCare’s bylaws provide that committees of directors may be established by resolution adopted by the Board, with such powers and duties as may be prescribed by the Board, except for the power to amend the bylaws or adopt or recommend to stockholders any matter required to be submitted to stockholders for approval or that otherwise require stockholder approval under Delaware law, which powers and authority are retained by the Board under the bylaws. In this connection, the Board has established the following committees: (i) Executive Committee, (ii) Audit and Ethics Committee, (iii) Compensation Committee, and (iv) Governance and Nominating Committee. Each of the committees has authority to engage legal counsel and other experts or consultants as it deems appropriate to carry out its responsibilities.

The Governance and Nominating Committee recommends directors for each committee and a majority of the Board selects the directors to serve on these committees. The following table describes the current members of each of the committees and the number of meetings held during 2004.

Name	Executive	Audit and Ethics	Compensation	Governance and Nominating
Aida Alvarez		X
Bradley C. Call		X
Terry O. Hartshorn	X		X	Chair
Dominic Ng			X
Howard G. Phanstiel	X
Warren E. Pinckert II	X	Chair
David A. Reed	Chair		X	X
Charles R. Rinehart		X
Linda Rosenstock			X
Lloyd E. Ross	X		Chair	X

Number of Meetings held in 2004	4	8	6	3

Executive Committee

The Executive Committee exercises all of the powers and authority of the Board on all matters concerning the management and direction of the business and affairs of PacifiCare which require immediate attention between regularly scheduled meetings of the Board, subject to such limitations as may be imposed from time to time by the Board, applicable law or our bylaws. The Executive Committee operates under a written charter adopted by the Board. Under its charter, the Executive Committee may, among other things:

•	Take any action that could be taken by the full Board, except amend the bylaws or adopt or recommend to stockholders any matter required to be submitted to stockholders for approval,

•	Meet between regular Board meetings to take any action necessary for the Company to operate efficiently,

•	Identify and evaluate potential candidates qualified to serve as the highest-ranking employee executive of PacifiCare,

•	Review and approve the retention of and communications with professional advisors to PacifiCare, and

•	Oversee matters concerning strategic alternatives and any material financial transactions of PacifiCare.

Audit and Ethics Committee

The Audit and Ethics Committee, or Audit Committee, assists the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of PacifiCare and its subsidiaries. The Audit Committee operates under a written charter adopted by the Board. Under its charter, the Audit Committee, among other things, is directed and has authority to:

•	Review the scope, cost and results of the independent audit of the Company’s books and records,

•	Discuss the results of the annual audit and results of quarterly reviews of financial statements with management and the internal auditors and the adequacy of the Company’s accounting, financial and operating controls including the effectiveness of internal controls over financial reporting,

•	Review the performance of and assess the qualifications of the independent auditors and make annual recommendations to the Board regarding the appointment or removal of the independent auditors,

•	Monitor the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law,

•	Establish procedures as required by applicable law for the receipt, retention and treatment of complaints received by the Company regarding internal accounting controls or auditing matters,

•	Review the financial statements to be included in the Annual Report on Form 10-K, and other periodic and current reports,

•	Pre-approve all audit services and permitted non-audit services performed by the independent auditors and outsourced internal auditors,

•	Review PacifiCare’s financial plans and operating results,

•	Oversee PacifiCare’s internal audit programs, and

•	Oversee the implementation of PacifiCare’s ethics program, adherence to our code of ethics and compliance with certain regulatory programs to deter fraud and abuse.

Each member of the Audit Committee meets the independence requirements of the NYSE, the Securities Exchange Act of 1934, as amended, or the Exchange Act, and our Corporate Governance Guidelines. Each member of our Audit Committee is financially literate, knowledgeable and qualified to review financial statements. The “audit committee financial expert” designated by the Board is Mr. Pinckert.

Compensation Committee

The Compensation Committee provides general oversight regarding the overall strategy, goals and objectives of our broad-based employee compensation and benefit plans and practices and provides specific oversight regarding the strategy, goals and objectives of our compensation and benefit plans applicable to senior executives and Employee Retirement Income Security Act, or ERISA, qualified employee benefit plans. The Compensation Committee operates under a written charter adopted by the Board. Under its charter, the Compensation Committee, among other things, is directed and has authority to:

•	Establish and periodically review PacifiCare’s senior executive compensation and benefits plans,

•	Periodically review PacifiCare’s senior executive incentive-compensation and equity-based plans,

•	Establish and review the compensation and benefits for the five most highly compensated executive officers, including the highest ranking employee executive of PacifiCare (the “principal executive officer”),

•	Evaluate annually the performance of the principal executive officer in light of the goals and objectives of PacifiCare’s executive compensation and benefit plans,

•	Review reports of the principal executive officer regarding the development of senior management and the succession plan for the position of principal executive officer,

•	Review the compensation recommendations for the top executive of a strategic business unit and executives at the level of senior vice president or above,

•	Evaluate annually the appropriate level of compensation for Board and committee service by non-employee members of the Board,

•	Administer the stock and other equity-based incentive compensation plans (other than the director plans, except to the extent empowered by the Board), and

•	Periodically review, on a general policy-level basis, PacifiCare’s various broad-based compensation plans and other employee benefit plans.

Each member of the Compensation Committee is a “non-employee director” as defined under Rule 16b-3 of the Exchange Act. Each member of the Compensation Committee (other than Mr. Hartshorn who was a prior executive officer of PacifiCare) is also an “outside director” as defined under Section 162(m) of the Code. A sub-committee of the Compensation Committee composed of the members who qualify as both non-employee directors and outside directors takes action on all matters that are likely to be subject to Section 16 of the Exchange Act or Section 162(m) of the Code.

Governance and Nominating Committee

The Governance and Nominating Committee recommends to the Board individuals qualified to serve as directors and on committees of the Board and advises the Board with respect to Board composition, procedures and committees. The Governance and Nominating Committee also develops and recommends to the Board the corporate governance guidelines applicable to the Company and oversees the evaluation of the Board and management. The Governance and Nominating Committee operates under a written charter adopted by the Board. Under its charter, the Governance and Nominating Committee, among other things, is directed and has authority to:

•	Review the performance and contributions of each committee and the Board as a whole, at least annually, and recommending areas of improvement to the Board,

•	Annually review the performance of each Board member to determine whether it is desirable for such Board member to continue to serve on the Board based upon the designated functional needs of the Board and any change in the responsibilities of a particular Board member,

•	Make recommendations to the Board regarding the need for any change in the Board representation or committee structure,

•	Recommend the establishment or elimination of committees and nominating members and chairs of committees,

•	Establish a selection process for new Board members and recommend to the Board director nominees for election by the stockholders or appointment by the Board, as the case may be, and

•	Develop and recommend to the Board a set of corporate governance guidelines for PacifiCare.

The Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including being financially literate under SEC rules and regulations and NYSE listing standards, being over 21 years of age and having the highest personal integrity and ethics. The Governance and Nominating Committee will consider a candidate’s experience, knowledge, skills, expertise, integrity, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time and effort to Board responsibilities, among other factors, in assessing a candidate. The Committee retains the right to modify these qualifications from time to time. Director candidates are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In the case of incumbent directors, the Committee reviews each director’s overall service to the Company during his or her term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the director’s independence. In the case of new director candidates, the Committee also makes the initial determination of whether the nominee must be independent for NYSE purposes, which determination is based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of legal counsel, if necessary. The Committee then compiles a list of potential candidates based on recommendations of incumbent directors and management and if deemed appropriate, with the assistance of a professional search firm. The Committee conducts any appropriate inquiries into the backgrounds and qualifications of possible candidates. The Committee then meets to discuss and consider such candidates’ qualifications and selects a nominee for recommendation to the Board by majority vote. To date, the Committee has not rejected a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

The Governance and Nominating Committee will consider director candidates recommended by stockholders. Stockholders who wish to recommend individuals for consideration by the Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Governance and Nominating Committee at the following address: 5995 Plaza Drive, Cypress, CA 90630 at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information and a description of the proposed nominee’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

DIRECTOR COMPENSATION

For compensation purposes, Board years begin each July 1 and end the following June 30. We do not pay directors who are also our employees additional compensation for their service as directors. In 2004, compensation for non-employee directors included the following:

Cash Compensation

•	An annual retainer of $40,000,

•	An annual retainer of $75,000 for either the Chairman of the Board (if such individual is a non-employee) or the Lead Independent Director, $20,000 for the Audit Committee chairperson, $10,000 for the Compensation Committee chairperson, and $5,000 for all other committee chairpersons,

•	An additional retainer of $10,000, with a mandatory deferral to stock units,

•	$1,200 for each board meeting attended (telephone attendance is paid at 50%),

•	$1,500 for each board committee meeting attended (telephone attendance is paid at 50%), and

•	Reimbursement of expenses for attending board and board committee meetings.

Annual retainers are paid to the directors each July 1 for the succeeding board year. New directors receive a pro-rata amount of the annual retainers for their service on the Board from their start date through June 30. New directors do not receive a pro-rata amount of the additional retainer described above.

Stock Units

Each director has the ability to elect to receive one-half, or $20,000, of the annual $40,000 retainer in deferred stock units, except this deferral was mandatory for any director who did not own shares of PacifiCare common stock or stock units with an aggregate market value of at least $200,000 as of June 30, 2004. Any amounts deferred are converted into units of our common stock. The number of stock units are equal to the amount of annual retainer deferred, multiplied by a risk premium, then divided by the closing price of our common stock on the NYSE on the date the annual retainer would have been paid but for the deferral. For the 2004-2005 board year, the risk premium was 40%. Stock units are distributed to directors in shares of our common stock upon a termination of directorship. Directors who choose to participate are required to make their election by May 1 each year. In 2004, Messrs. Ng, Reed and Rinehart and Mses. Alvarez and Rosenstock made this election and each received 739 stock units on July 1, 2004.

Beginning with the 2005-2006 board year, the risk premium will be 20% and directors who choose to participate are required to make their election by December 31st of the previous year.

In 2004, each director also received a $10,000 retainer that was automatically deferred into stock units. The risk premium did not apply to the deferral of the additional retainer. Each director received 264 stock units on July 1, 2004 in connection with the deferral.

Stock Options

In 2004, under our director plans, each director received an annual, automatic grant of nonqualified options to purchase 7,000 shares of our common stock, with an exercise price equal to 100% of the fair market value of our common stock on the grant date, except for the Lead Independent Director (Mr. Reed) who received a nonqualified option to purchase 14,000 shares of our common stock. These options were granted on June 30, 2004 with an exercise price of $38.66 per share.

For initial grants to new directors, our current practice is to grant up to 25,000 stock options, with the exact amount to be set from time to time, by resolution of the Committee.

All director stock options, except for initial grants to new board members, vest immediately on the grant date. The initial grants to new board members vest one-third on the date of grant and one-third on each of the first and second anniversary of the date of grant. The director plans also provide for accelerated vesting of options if certain events were to occur, such as a change of control of PacifiCare. Shares of our common stock acquired upon the exercise of vested director options may not be sold within the first six months after the grant date. Director options have a term of ten years from the date of grant.

Other Benefits

Our directors are eligible, at their election, to receive medical and dental coverage under our health care programs. The benefits received in 2004 were valued at approximately $9,000 for Mr. Call, $9,000 for Mr. Hartshorn, $900 for Mr. Reed, $8,300 for Mr. Rinehart and $6,600 for Mr. Ross.

PRINCIPAL STOCKHOLDERS

This table shows how much of our common stock, including restricted stock, is owned by directors, named executive officers (as set forth in the “Summary Compensation Table” below), directors and executive officers as a group and owners of more than 5% of our outstanding common stock known to us, as of the Record Date (March 31, 2005). All applicable share and per share amounts reflect the two-for-one stock split in the form of a dividend that was effective January 20, 2004.

Amount and Nature of Shares Beneficially Owned

Name	Number of Shares Owned(1)	Right to Acquire(2)	Percent of Outstanding Shares(3)
FMR Corp.(4)	12,551,597	—	14.4
Howard G. Phanstiel	69,793	1,687,500	2.0
Aida Alvarez	—	27,000	*
Bradley C. Call	2,000	87,000	*
Terry O. Hartshorn	117,464	117,000	*
Dominic Ng	2,000	57,000	*
Warren E. Pinckert II	5,264	61,000	*
David A. Reed	2,000	48,000	*
Charles R. Rinehart	2,000	67,000	*
Linda Rosenstock	—	18,500	*
Lloyd E. Ross	9,700	141,556	*
Bradford A. Bowlus	57,904	716,750	*
Joseph S. Konowiecki	78,194	710,000	*
Jacqueline B. Kosecoff	19,315	32,500	*
Gregory W. Scott	77,757	290,000	*
All Directors and Executive Officers as a Group (20 persons)(5)	487,140	4,305,748	5.2

*	Less than 1%

(1)	Includes shares for which the named person has sole voting or investment power or has shared voting or investment power with his or her spouse, including the following:

•	shares held in an account under the PacifiCare Savings and Profit-Sharing Plan (which shares may fluctuate due to administrative fees), and

•	restricted shares.

(2)	Includes shares that can be acquired through the exercise of outstanding vested options and options that vest within 60 days of the Record Date. Also includes stock units that are subject to distribution within 60 days of the Record Date (but does not include other stock units).

(3)	The percentage of beneficial ownership is based on approximately 87,106,000 shares of common stock outstanding as of March 31, 2005, and includes with respect to each security holder both the number of shares owned and the number of shares that can be acquired through stock option exercises or stock unit distributions within 60 days of the Record Date.

(4)	Based on information contained in a report on Schedule 13-G/A filed with the SEC on February 14, 2005. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(5)	In addition to the officers and directors named in this table, six other executive officers are members of the group.

EQUITY-BASED INSTRUMENTS HELD BY MANAGEMENT

The following table shows the equity-based instruments, other than common stock and restricted stock, held by our directors and executive officers as of March 31, 2005. All applicable share and per share amounts reflect the two-for-one stock split in the form of a dividend that was effective January 20, 2004. This table includes the number of shares of our common stock underlying: (1) all stock options held by our directors and executive officers, including options not exercisable within 60 days, and (2) the deferred and restricted stock units granted to our directors under our directors plans and to our executive officers under our stock unit deferred compensation plan. For further discussion of our directors plans, refer to “Director Compensation,” and for further discussion of the stock unit deferred compensation plan, refer to “Summary Compensation Table.” Directors and executive officers are not entitled to vote the shares represented by deferred stock units or restricted stock units held.

Name	Number of Stock Options Held(#)	Exercise Price Range Per Share	Number of Deferred Stock Units and Restricted Stock Units Held(#)(1)	Award Date Price Range/Share	Total Equity-Based Instruments Held(#)

Directors
Aida Alvarez	37,000	$28.13 - 38.66	1,667	$28.12 - 37.91	38,667
Bradley C. Call	87,000	22.66 - 39.75	3,164	8.01 - 37.91	90,164
Terry O. Hartshorn	117,000	22.66 - 42.63	5,332	8.01 - 37.91	122,332
Dominic Ng	57,000	11.09 - 38.66	2,529	24.95 - 37.91	59,529
Warren E. Pinckert II	61,000	26.19 - 43.50	3,164	8.01 - 37.91	64,164
David A. Reed	48,000	35.97 - 43.50	7,195	8.01 - 37.91	55,195
Charles R. Rinehart	67,000	11.09 - 38.66	2,529	24.95 - 37.91	69,529
Linda Rosenstock	28,500	28.13 - 38.66	1,667	28.12 - 37.91	30,167
Lloyd E. Ross	141,556	8.01 - 43.50	5,332	8.01 - 37.91	146,888

Executive Officers
Howard G. Phanstiel	2,460,000	6.03 - 64.26	595,941	7.50 - 64.26	3,055,941
Bradford A. Bowlus	996,750	8.19 - 64.26	98,334	14.28 - 64.26	1,095,084
Joseph S. Konowiecki	995,000	8.04 - 64.26	99,161	14.05 - 64.26	1,094,161
Jacqueline B. Kosecoff	245,000	11.62 - 64.26	71,498	14.05 - 64.26	316,498
Gregory W. Scott	530,000	8.66 - 64.26	128,356	14.05 - 64.26	658,356
All Directors and Executive Officers as a Group (20 persons)(2)	6,501,798	6.03 - 64.26	1,304,217	7.50 - 64.26	7,806,015

(1)	In 2003, we began to award restricted stock and restricted stock units as part of the annual performance cycle to enhance stock ownership, assist in retaining key talent and to reduce the use of our shares. These awards typically vest over four years. For our executive officers, the awards were subject to a mandatory minimum four-year deferral into restricted stock units. Upon expiration of the deferral period, executive officers receive shares of common stock equal to the number of vested shares underlying the restricted stock units. We believe the deferral provisions promote stock retention and significant career share holdings. Vesting of the restricted stock and stock units accelerates upon the occurrence of certain change of control events.

(2)	In addition to the directors and officers named in this table, six other executive officers are members of this group.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information relating to our equity compensation plans as of December 31, 2004. All applicable share and per share amounts reflect the two-for-one stock split in the form of a dividend that was effective January 20, 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(#)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	8,709,206	$20.2062	7,678,785
Equity compensation plans not approved by security holders(2)	2,228,133	11.4120	468,804

Total(3)	10,937,339	$18.0271	8,147,589

(1)	The 1996 Officers Plan is one of our equity incentive plans approved by stockholders. On July 1 of each year, the total number of shares available for awards under the Plan is automatically increased by an amount equal to 2% of the total number of shares of our common stock issued and outstanding as of the immediately preceding June 30.

(2)	We currently maintain one equity-based compensation plan that has not been approved by our stockholders, the 2000 Employee Plan of PacifiCare Health Systems, Inc., or 2000 Employee Plan. Under the 2000 Employee Plan, we may grant officers and employees options to purchase shares of common stock at no less than 100% of the market price on the date the options are granted, shares of vested or unvested common stock, and SARs.

Under the 2000 Employee Plan, not more than 50% of the awards made can be granted to officers. Stock options granted under the 2000 Employee Plan typically vest over four years in equal increments (except for approximately 2,000,000 options granted in late 2001 which vested over two years), and expire 10 years after the grant date unless earlier terminated upon cessation of continuous employment. Options granted under the 2000 Employee Plan automatically vest upon a change of control (as defined in the 2000 Employee Plan). Awards under the 2000 Employee Plan are generally subject to continuous employment. We did not make any awards under the 2000 Employee Plan in 2004 and do not intend to make any awards under the 2000 Employee Plan in the future.

(3)	Upon stockholder approval of the 2005 Equity Incentive Plan, the 1996 Officers Plan and 2000 Employee Plan and the director plans will be terminated and replaced by the 2005 Equity Incentive Plan and no further grants may be made under such plans. For a discussion of the 2005 Equity Incentive Plan, refer to “Proposal 2 — Adoption of the PacifiCare Health Systems, Inc. 2005 Equity Incentive Plan.”

(4)	As of March 24, 2005, there were outstanding 8,195,959 options to purchase our common stock, with a weighted average exercise price of $22.00 per share, and weighted average term to expiration of 6.7 years. As of the same date, there were outstanding 2,315,236 shares of restricted stock and restricted stock units, with 1.8 years weighted average number of years until fully vested.

PERFORMANCE GRAPH*

The following graph shows a five-year comparison of cumulative total returns for PacifiCare’s common stock(1), the Standard & Poor’s 500 Index and the Managed Care Peer Group(2), each of which assumes an initial value of $100.

Comparison of Five-year Cumulative Total Return(3)

	12/99	12/00	12/01	12/02	12/03	12/04
PacifiCare Health Systems, Inc	$100	$28	$30	$53	$128	$213
Standard & Poor’s 500 Index	$100	$91	$80	$62	$80	$89
Managed Care Peer Group	$100	$183	$166	$163	$240	$356

(1)	For June 1999, our cumulative total returns are based on the performance of our Class B common stock. In June 1999, our Class A common stock and Class B common stock were combined and reclassified to a single class of common stock.

(2)	The Managed Care Peer Group comprises the following publicly traded managed care companies: Aetna, Inc., CIGNA Corporation, Coventry Corporation, First Health Group Corp., Health Net, Inc., Humana, Inc., United HealthGroup, Incorporated and PacifiCare. The numbers provided above are weighted annually (at the beginning of each period for which a return is indicated) by market capitalization of the companies comprising the Managed Care Peer Group. In past years, the Managed Care Peer Group also included Mid Atlantic Medical Services, Inc., Oxford Health Plans, Inc. and Wellpoint Health Networks, Inc. The Managed Care Peer Group for 2004 does not include Mid Atlantic Medical Services, Inc. and Oxford Health Plans, Inc. because these companies merged with UniHealth Group, Inc. in February 2004 and July 2004, respectively, and did not include Wellpoint Health Networks, Inc. because it merged with Anthem, Inc. in November 2004.

(3)	Assumes $100 was invested on 12/31/99 in stock or index (including reinvestment of dividends), and a fiscal year ending December 31.

*	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of PacifiCare’s filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The following graph shows a four-year comparison of cumulative total returns for PacifiCare’s common stock, the Standard & Poor’s 500 Index and the Managed Care Peer Group(1), each of which assumes an initial value of $100. We included this graph because we believe that it is more meaningful to review our performance during the four-year period that follows Mr. Phanstiel’s appointment as our chief executive officer in 2000.

Comparison of Four-year Cumulative Total Return(2)

	12/00	12/01	12/02	12/03	12/04
PacifiCare Health Systems, Inc	$100	$107	$187	$451	$754
Standard & Poor’s 500 Index	$100	$88	$69	$88	$98
Managed Care Peer Group	$100	$91	$89	$131	$194

(1)	The Managed Care Peer Group comprises the following publicly traded managed care companies: Aetna, Inc., CIGNA Corporation, Coventry Corporation, First Health Group Corp., Health Net, Inc., Humana, Inc., United HealthGroup, Incorporated and PacifiCare. The numbers provided above are weighted annually (at the beginning of each period for which a return is indicated) by market capitalization of the companies comprising the Managed Care Peer Group. In past years, the Managed Care Peer Group also included Mid Atlantic Medical Services, Inc., Oxford Health Plans, Inc. and Wellpoint Health Networks, Inc. The Managed Care Peer Group for 2004 does not include Mid Atlantic Medical Services, Inc. and Oxford Health Plans, Inc. because these companies merged with UniHealth Group, Inc. in February 2004 and July 2004, respectively, and did not include Wellpoint Health Networks, Inc. because it merged with Anthem, Inc. in November 2004.

(2)	Assumes $100 was invested on 12/31/00 in stock or index (including reinvestment of dividends), and a fiscal year ending December 31.

EXECUTIVE COMPENSATION

The following tables show, for the last three years, compensation related information for our Chief Executive Officer and the next four most highly compensated executive officers. We refer to each of these officers as a “named executive officer.”

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus(1)	Other Annual Compensation(2)	Restricted Stock Awards(3)	Securities Underlying Options(#)(4)	All Other Compensation(5)
Howard G. Phanstiel(6)	2004	$990,001	$1,633,500	$221,357	$2,697,489	250,000	$143,763
Chairman of the Board and	2003	976,155	2,000,000	283,274	2,997,750	450,000	120,844
Chief Executive Officer	2002	917,309	1,690,000	330,160	—	800,000	68,312

Bradford A. Bowlus(7)	2004	650,000	690,000	43,069	809,250	80,000	81,513
Executive Vice President	2003	642,308	690,000	29,825	832,718	175,000	62,334
and President,	2002	600,001	780,000	196,348	—	350,000	42,228
Health Plan Division

Gregory W. Scott(8)	2004	575,001	650,000	193,809	647,400	60,000	53,527
Executive Vice President, Finance and Enterprise Services and Chief Financial Officer	2003 2002	563,463 501,696	600,000 650,000	185,851 195,788	713,750 275,700	150,000 300,000	54,367 38,292

Joseph S. Konowiecki(9)	2004	564,999	600,000	156,060	906,360	60,000	63,065
Executive Vice President of	2003	562,692	600,000	171,913	571,000	120,000	66,411
Corporate Affairs and	2002	547,887	800,000	136,511	—	600,000	24,362
General Counsel

Jacqueline B. Kosecoff(10)	2004	468,000	575,000	81,636	539,511	50,000	48,693
Executive Vice President,	2003	465,231	450,000	73,465	380,657	80,000	30,029
Specialty Companies	2002	199,038	200,000	84,817	—	200,000	2,662

(1)	The amounts shown in this column include bonuses awarded and accrued during the years earned, but paid in the following year under our annual incentive plan. Additionally, this column includes a signing bonus totaling $100,000 for Mr. Konowiecki in 2002.

(2)	“Other Annual Compensation” includes a risk premium applied to amounts deferred under our stock unit deferred compensation plan (explained below). Additionally, this column includes forgiveness of loans that were made prior to the passage of the Sarbanes-Oxley Act of 2002 pursuant to automatic forgiveness terms in the loans, relocation expenses and other perquisites including personal financial services and allowances for auto and other benefits, as shown in the following chart.

	Forgiveness of Loans			Relocation Expenses	Other Perquisites			Total
	2004	2003	2002	2002	2004	2003	2002	2004	2003	2002
Mr. Phanstiel	$—	$—	$—	$—	$25,337	$43,274	$59,760	$25,337	$43,274	$59,760
Mr. Bowlus	—	—	—	—	43,069	29,825	40,348	43,069	29,825	40,348
Mr. Scott	27,440	28,660	27,340	1,757	36,369	37,191	36,691	63,809	65,851	65,788
Mr. Konowiecki	70,750	73,500	—	—	25,310	38,413	26,511	96,060	111,913	26,511
Ms. Kosecoff	—	—	—	—	24,136	28,465	12,817	24,136	28,465	12,817

Under the stock unit deferred compensation plan, named executive officers may defer all or a portion of their annual bonus and signing bonus. The Chief Executive Officer may also defer all or a portion of his salary. Amounts deferred are converted into units of our common stock. The number of stock units converted is equal to the amount of bonus or salary deferred, multiplied by a risk premium, then divided by the closing market price of our common stock on a predetermined date selected by the Compensation Committee. Distributions are made in shares of common stock. In 2004, 2003 and 2002, the risk premium applied to amounts deferred was 40%. For awards earned in 2004, a one-year vesting was added for the stock units attributable to the risk premium. Stock unit activity for the named executive officers was as follows:

		Amount Deferred	Risk Premium	Stock Units(#)(4)
Mr. Phanstiel	2004	$490,050	$196,020	20,298
	2003	600,000	240,000	59,787
	2002	676,000	270,400	118,300
Mr. Bowlus	2004	—	—	—
	2003	—	—	—
	2002	390,000	156,000	68,250
Mr. Scott	2004	325,000	130,000	13,462
	2003	300,000	120,000	29,894
	2002	325,000	130,000	56,876
Mr. Konowiecki	2004	150,000	60,000	6,214
	2003	150,000	60,000	14,947
	2002	275,000	110,000	48,126
Ms. Kosecoff	2004	143,750	57,500	5,955
	2003	112,500	45,000	11,210
	2002	180,000	72,000	31,500

(3)	The amounts in this column reflect the value of the restricted stock or restricted stock units awarded in the year indicated. The value of the awards is calculated by multiplying the number of shares awarded by our closing market price as reported on the Nasdaq National Market or NYSE, as applicable, on the date of the award. For information pertaining to individual awards made to the named executive officers, refer to the notes below.

The aggregate holdings and market value of shares of restricted stock and restricted stock units held on December 31, 2004 by the named executive officers listed above were: Mr. Phanstiel, 293,333 shares ($16,579,181); Mr. Bowlus, 83,334 shares ($4,710,038); Mr. Scott, 76,667 shares ($4,333,219); Mr. Konowiecki, 98,000 shares ($5,538,960); and Ms. Kosecoff, 43,333 shares ($2,449,181). The aggregate market value is calculated by multiplying the number of shares held by our December 31, 2004 closing market price of $56.52 per share.

In January 2003 and February 2004, we awarded restricted common stock as part of the annual performance cycle. These awards generally vest over a four-year period. For our named executive officers, one-half of the individual awards are subject to a mandatory minimum four-year deferral into restricted stock units and the remaining one-half of the individual awards are subject to deferral into restricted stock units until termination. Upon deferral, the restricted stock was converted into an equal number of restricted common stock units, or restricted stock units. The restricted stock units vest pursuant to the original vesting schedule for the restricted stock. Upon expiration of the deferral period, executive officers will receive shares of common stock equal to the number of vested shares underlying the restricted stock units. The individual amounts and other terms of these restricted common stock awards are described in footnotes 6-10 to this Summary Compensation Table below.

(4)	As adjusted for the two-for-one stock split in the form of a dividend that was effective January 20, 2004.

(5)	Primarily represents the Company’s contributions under the Amended and Restated PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan, or 401(k) Plan and the Statutory Restoration Plan as follows:

	401(k) Plan			Statutory Restoration Plan
	2004	2003	2002	2004	2003	2002
Mr. Phanstiel	$12,300	$12,000	$11,500	$131,100	$108,448	$56,416
Mr. Bowlus	12,300	12,000	11,500	68,850	49,938	30,332
Mr. Scott	12,300	12,000	11,500	40,864	41,971	26,396
Mr. Konowiecki	12,300	12,000	11,500	48,702	54,015	12,565
Ms. Kosecoff	12,300	12,000	2,596	36,030	17,633	—

All of our employees who have completed 3 ½ months of continuous service are eligible to participate in the 401(k) Plan. The Statutory Restoration Plan allows participants to defer the portion of their pay that otherwise would be deferred under the 401(k) Plan, but for statutory limitations, and to receive excess matching contributions, profit-sharing contributions and discretionary contributions in the same percentages as those provided by the 401(k) Plan. Employees in our two highest salary grades are eligible to participate in the Statutory Restoration Plan.

(6)	On January 29, 2004, we awarded Mr. Phanstiel 83,333 shares of restricted common stock subject to a mandatory deferral into restricted stock units. The restricted stock units vest over four years, with one-third of the award vesting on the second anniversary date of the award, and two-thirds vesting in equal installments over the third and fourth anniversary dates of the award, respectively. The market value of this award is calculated by multiplying the number of shares by our January 29, 2004 closing market price of $32.37 per share.

On January 22, 2003 we made an aggregate award of 210,000 shares of restricted common stock to Mr. Phanstiel consisting of a grant of 150,000 shares which vest over four years in 25% increments on each anniversary of the date of grant, and a grant of 60,000 shares which vest over two years in 50% increments on each anniversary of the date of grant. Each award was subject to a mandatory deferral into restricted stock units. The aggregate market value of these awards is calculated by multiplying the number of shares by our January 22, 2003 closing market price of $14.28 per share (after adjusting for the two-for-one stock split).

(7)	On January 29, 2004, we awarded Mr. Bowlus 25,000 shares of restricted common stock subject to a mandatory deferral into restricted stock units. The restricted stock units vest over four years, with one-third of the award vesting on the second anniversary date of the award, and two-thirds vesting in equal installments over the third and fourth anniversary dates of the award, respectively. The market value of this award is calculated by multiplying the number of shares by our January 29, 2004 closing market price of $32.37 per share.

On January 22, 2003 we awarded Mr. Bowlus 58,334 shares of restricted common stock subject to a mandatory deferral into restricted stock units. The restricted stock units vest over four years in 25% increments on each anniversary of the date of grant. The market value of this award is calculated by multiplying the number of shares by our January 22, 2003 closing market price of $14.28 per share (after adjusting for the two-for-one stock split).

(8)	On January 29, 2004, we awarded Mr. Scott 20,000 shares of restricted common stock subject to a mandatory deferral into restricted stock units. The restricted stock units vest over four years, with one-third of the award vesting on the second anniversary date of the award, and two-thirds vesting in equal installments over the third and fourth anniversary dates of the award, respectively. The market value of this award is calculated by multiplying the number of shares by our January 29, 2004 closing market price of $32.37 per share.

On January 22, 2003 we awarded Mr. Scott 50,000 shares of restricted common stock subject to a mandatory deferral into restricted stock units. The restricted stock units vest over four years in 25% increments on each anniversary of the date of grant. The market value of this award is calculated by multiplying the number of shares by our January 22, 2003 closing market price of $14.28 per share (after adjusting for the two-for-one stock split).

On May 28, 2002, we awarded Mr. Scott 20,000 shares of restricted common stock. The shares vest over three years in 33 1/3% increments on each anniversary of the date of grant. The market value of this award is calculated by multiplying the number of shares by our May 28, 2002 closing market price of $13.79 per share (after adjusting for the two-for-one stock split).

(9)	Mr. Konowiecki joined us as an employee in January 2002. Prior to his employment, Mr. Konowiecki served as our Executive Vice President since 1999, General Counsel since 1989 and Secretary since 1993. On December 31, 2001, Mr. Konowiecki’s professional corporation withdrew as a partner of K&R Law Group LLP (formerly known as Konowiecki & Rank LLP), or K&R, an outside law firm that provides legal services to us. Prior to such withdrawal, Mr. Konowiecki’s professional corporation, as a partner of K&R, received a share of K&R’s net income, which amounts were in addition to the amounts listed above.

On January 29, 2004, we awarded Mr. Konowiecki 28,000 shares of restricted common stock subject to a mandatory deferral into restricted stock units. The restricted stock units vest over four years, with one-third of the award vesting on the second anniversary date of the award, and two-thirds vesting in equal installments over the third and fourth anniversary dates of the award, respectively. The market value of this award is calculated by multiplying the number of shares by our January 29, 2004 closing market price of $32.37 per share.

On January 22, 2003 we awarded Mr. Konowiecki 40,000 shares of restricted common stock subject to a mandatory deferral into restricted stock units. The restricted stock units vest over four years in 25% increments on each anniversary of the date of grant. The market value of this award is calculated by multiplying the number of shares by our January 22, 2003 closing market price of $14.28 per share (after adjusting for the two-for-one stock split).

On January 2, 2001, we awarded Mr. Konowiecki 120,000 shares of restricted common stock. The shares vest over four years in 25% increments on each anniversary of the date of grant. The market value of this award is calculated by multiplying the number of shares by our January 2, 2001 closing market price of $8.19 per share (after adjusting for the two-for-one stock split).

(10)	Ms. Kosecoff joined us in July 2002.

On January 29, 2004, we awarded Ms. Kosecoff 16,667 shares of restricted common stock subject to a mandatory deferral into restricted stock units. The restricted stock units vest over four years, with one-third of the award vesting on the second anniversary date of the award, and two-thirds vesting in equal installments over the third and fourth anniversary dates of the award, respectively. The market value of this award is calculated by multiplying the number of shares by our January 29, 2004 closing market price of $32.37 per share.

On January 22, 2003, we awarded Ms. Kosecoff 26,666 shares of restricted common stock subject to a mandatory deferral into restricted stock units. The restricted stock units vest over four years in 25% increments on each anniversary of the date of grant. The market value of this award is calculated by multiplying the number of shares by our January 22, 2003 closing market price of $14.28 per share (after adjusting for the two-for-one stock split).

OPTION GRANTS

The following table shows stock option grants to the named executive officers during the last fiscal year.

Options Granted in 2004

Name	Number of Securities Underlying Options(#)(1)	Percentage of Options Granted to Employees in 2004	Exercise or Base Price Per Share	Expiration Date	Grant Date Present Value(2)
Howard G. Phanstiel	250,000	29%	$32.37	1/29/14	$3,722,944
Bradford A. Bowlus	80,000	9%	32.37	1/29/14	1,191,342
Gregory W. Scott	60,000	7%	32.37	1/29/14	893,507
Joseph S. Konowiecki	60,000	7%	32.37	1/29/14	893,507
Jacqueline B. Kosecoff	50,000	6%	32.37	1/29/14	744,589

(1)	The option grants were made on January 29, 2004 under the Amended and Restated 1996 Stock Option Plan for Officers and Key Employees. These options:

•	are granted at an exercise price equal to 100% of the fair market value of the common stock on the date of grant,

•	expire 10 years from the date of grant, unless otherwise earlier terminated because of certain events related to termination of employment, and

•	generally vest in 25% increments on each anniversary date of the grant, subject to the terms and conditions of the plan. Options that have been held for more than six months, and that are not already exercisable or expired, will automatically become exercisable upon a change of control, as defined in the Plan.

(2)	Grant date present values were calculated using the Black-Scholes option valuation model with the following assumptions:

• Expected Volatility	54%
• Risk-Free Interest Rate	2%
• Expected Life Until Exercise Upon Vesting	2 years
• Dividend Yield	0%

The actual value, if any, that a named executive officer may realize will be based on the difference between the market price of our common stock on the date of exercise and the exercise price. There is no assurance that the actual realized value, if any, will be at or near the value estimated by the Black-Scholes model. The Black-Scholes model is only one method of valuing options, and our use of the model should not be construed as an endorsement of its accuracy.

OPTIONS EXERCISED

The following table shows stock option exercises and the value of unexercised stock options held by the named executive officers during the last fiscal year.

Aggregated Option Exercises in 2004 and Fiscal Year-End Option Values

	Shares Acquired on Exercise(#)(1)	Value Realized(2)	Number of Securities Underlying Unexercised Options at FY-End(#)(1)		Value of Unexercised In-the-Money Options at FY-End(1)(3)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Howard G. Phanstiel	200,000	$8,096,994	1,312,500	987,500	$54,912,963	$39,227,188
Bradford A. Bowlus	472,750	10,277,456	490,500	461,250	10,631,585	19,384,306
Gregory W. Scott	250,000	10,220,734	87,500	397,500	3,950,688	16,890,863
Joseph S. Konowiecki	180,000	3,107,345	615,000	450,000	19,022,410	19,795,050
Jacqueline B. Kosecoff	70,000	1,988,984	—	210,000	—	8,232,300

(1)	Adjusted to reflect two-for-one stock split in the form of a dividend that was effective January 20, 2004.

(2)	This number is calculated as follows:

•	using the sale price (or closing market price, as applicable) as the “market price,”

•	then subtracting the option exercise price from the market price to get the “value realized per share,” and

•	then multiplying the value realized per share by the number of options exercised.

(3)	This number is calculated by:

•	subtracting the option exercise price from our December 31, 2004 closing market price ($56.52 per share, as reported on the NYSE) to get the “average value per option,” and

•	multiplying the average value per option by the number of exercisable and unexercisable options.

The amounts in this column may not represent amounts that will actually be realized by the named executive officers.

EMPLOYMENT AND SEVERANCE AGREEMENTS

We have entered into employment agreements with each of our named executive officers. The agreements entitle the executive officers to base salary, participation in employee benefit programs, reimbursement for business expenses and participation in our annual incentive plan and employee stock option plans. The employment agreements for Messrs. Phanstiel and Bowlus and Ms. Kosecoff have three-year terms and Messrs. Scott and Konowiecki have two-year terms. The term of the employment agreements for the named executive officers:

•	may be extended if we provide written notice prior to the expiration of the term,

•	are automatically extended to two years if a change of ownership or control occurs when less than two years remain, and

•	upon expiration, if we offer the executive officer a new employment agreement and the executive does not accept it, the executive’s continued employment will be without the benefit of a written agreement and any severance benefits will be provided in accordance with our policies and practices.

Upon the executive officer’s misconduct or written termination by either us or the executive officer or death or disability of the executive officer, the employment agreements for the effected officer will be terminated. In the event an executive officer is terminated for death, disability, termination without cause or termination following a change of ownership or control of PacifiCare, the agreements provide for severance benefits.

Termination Without Cause. If we terminate the named executive officer without cause (that is, other than for incapacity, disability, habitual neglect or gross misconduct, as these terms are more specifically defined in the employment agreements), the employment agreements provide for severance payments in equal installments over the severance period. The severance periods are 36 months for Messrs. Phanstiel, Bowlus, Scott and Konowiecki and 24 months for Ms. Kosecoff. Severance benefits for the severance period include the following:

•	multiple of base salary,

•	multiple of historical average incentive plan bonus,

•	continuation of medical, dental and vision coverage,

•	automobile allowance,

•	outplacement and related services, and

•	any other bonus amounts or benefits to which the named executive officer may be entitled under any of our benefit plans.

Additionally, upon termination the named executive officers retain the right to exercise any vested options in accordance with their terms within one year following the effective date of termination (except for Mr. Bowlus who receives an additional year of vesting of any unexercised options and the right to exercise such vested options within two years following the effective date of termination).

Mr. Phanstiel’s employment agreement also provides for office space and administrative support for the severance period.

Noncompetition Arrangements. If, while receiving severance payments following termination, any named executive officer is employed by a competitor, their severance payments will be reduced by an amount equal to the payment received from the competitor.

Termination Within 24 Months of a Change of Control. Under the employment agreements, a change of ownership or control would result from:

•	any transaction that results in a person or group acquiring beneficial ownership of 20% or more of PacifiCare’s voting power,

•	any merger or consolidation including the company in which the stockholders of the company immediately prior to the transaction control less than 50% of the voting power following the transaction,

•	any transaction in which we sell substantially all of our material assets,

•	our dissolution or liquidation, or

•	our incumbent directors (as defined in the agreements) cease for any reason to constitute a majority of the members of the Board.

If we terminate the named executive officers within 24 months of a change of control (other than for incapacity, disability, habitual neglect or gross misconduct), the employment agreements provide for lump-sum payment of base salary and specified benefits. The lump-sum payments would include 36 months of benefits for Messrs. Phanstiel, Bowlus, Scott and Konowiecki and Ms. Kosecoff. The lump-sum payments would include the same items described under Termination Without Cause above, plus the following:

•	prorated annual incentive plan bonus for the year in which the change of control occurs, and

•	amounts to cover any excise tax penalties and taxes payable on the additional compensation to cover such excise tax penalties.

Additionally, the named executive officers would receive the right to exercise all unexercised stock options in accordance with their terms, as if all such options were fully vested, within one year of the effective date of termination.

Mr. Phanstiel’s employment agreement also provides for office space and administrative support for the severance period.

The employment agreements for the named executive officers also provide that if they continue to be employed 12 months following the effective date of a change of control, they will be given a 30-day window period during which they may elect to voluntarily terminate their employment with us. If they elect to voluntary terminate their employment during this 30-day window period, they receive:

•	one-half of the lump sum payment they would have received upon our termination of them after a change of control,

•	the right to exercise all vested and unexercised stock options in accordance with their terms within one year of the effective date of termination, and

•	outplacement services.

1997 Premium Priced Stock Option Plan. Upon a change of control (as defined in the employee stock option plan), and if a minimum per-share consideration is paid for the transaction, Mr. Bowlus and Mr. Konowiecki will receive a cash payment for each unexercised premium priced option equal to the difference between (x) 110% of the price per share at which our common stock is sold in the change of control transaction and (y) the exercise price of the premium priced option. If the per-share consideration equals or exceeds $57.50 per share, the executive officers will not receive a cash payment. The exercise price for the premium priced options outstanding is $46.25 per share. The premium priced options expire in October 2007. All applicable share and per share amounts reflect the two-for-one stock split in the form of a dividend that was effective January 20, 2004. The maximum cash payments under this program could total approximately $3 million for Mr. Bowlus and $2 million for Mr. Konowiecki.

PENSION PLAN TABLE

We maintain an executive pension plan under which certain named executive officers are eligible to participate. This plan is an unfunded, nonqualified plan. Executives who retire at or after age 62, receive an annual benefit equal to 4% of their highest consecutive three-year average annual base salary and bonus, or Covered Compensation, per year of service with a maximum annual benefit of 50% of Covered Compensation. The compensation considered in determining the pensions payable to the participating named executive officers is the compensation shown in the “Salary” and “Bonus” columns of the Summary Compensation Table. Executives with five years of covered employment may retire at or after age 55. A discounted benefit equal to 3% per year is applied for retirement before age 62. Named executive officers are 100% vested after completing five years of participation. Immediate vesting and unreduced early commencement is granted for any employee terminated within two years following a change of control event.

The following table shows the amount of estimated annual retirement benefits that would be accrued at age 62 under our executive pension plan calculated on a life annuity basis. The benefits are not subject to any deduction for Social Security or other offset amounts.

Estimated Annual Benefits

	Years of Credited Service
Covered Compensation	5	10	15	20
$ 250,000	$50,000	$100,000	$125,000	$125,000
500,000	100,000	200,000	250,000	250,000
750,000	150,000	300,000	375,000	375,000
1,000,000	200,000	400,000	500,000	500,000
1,250,000	250,000	500,000	625,000	625,000
1,500,000	300,000	600,000	750,000	750,000
1,750,000	350,000	700,000	875,000	875,000
2,000,000	400,000	800,000	1,000,000	1,000,000
2,250,000	450,000	900,000	1,125,000	1,125,000
2,500,000	500,000	1,000,000	1,250,000	1,250,000
2,750,000	550,000	1,100,000	1,375,000	1,375,000
3,000,000	600,000	1,200,000	1,500,000	1,500,000

The credited full years of service under the plan as of January 1, 2005 for the eligible named executive officers are eight years for Mr. Phanstiel, three years for Messrs. Bowlus, Scott and Konowiecki and two years for Ms. Kosecoff.

COMPENSATION COMMITTEE REPORT

The members of the Compensation Committee of the Board of Directors (the “Committee”) are Lloyd E. Ross (Chairman), Terry O. Hartshorn, Dominic Ng, David A. Reed and Linda Rosenstock. The Committee has furnished the following report on executive compensation. Mr. Ross, Mr. Hartshorn, Mr. Ng and Ms. Rosenstock are “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and Mr. Ross, Mr. Ng and Ms. Rosenstock are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. A subcommittee of the Compensation Committee, composed of Mr. Ross, Mr. Ng and Ms. Rosenstock, manages compensation issues impacted by Section 16 of the Exchange Act and Section 162(m).

OVERVIEW

We approve all of the policies under which compensation is paid or awarded to our executive officers—the chief executive officer, executive vice presidents and senior vice presidents. We individually review these top executives and every compensation action relating to them. Additionally, we regularly oversee and evaluate the effectiveness of our compensation programs for our executive officers and other key employees. The Committee’s charter reflects these various responsibilities, and the Committee and the Board of Directors periodically review and revise the charter.

We meet at scheduled times during the year, and also consider and take action by written consent. The Committee Chairman reports on Committee actions and recommendations at Board meetings. PacifiCare’s Human Resources department supports our work, and in some cases acts pursuant to delegated authority to fulfill various functions in administering PacifiCare’s compensation programs. In addition, we have the authority to engage the services of outside advisors, experts and others, to provide assistance. We presently retain the services of a nationally recognized consulting firm that provides independent expertise on executive officer and director compensation matters, and assists us in developing and administering our executive and director compensation programs.

COMPENSATION PHILOSOPHY FOR EXECUTIVE OFFICERS

Our primary compensation philosophy is that executive compensation should be appropriate, competitive, linked to the creation of long-term stockholder value and effective in attracting, motivating and retaining a strong executive team. Generally, we set our executives’ total compensation opportunity at a level that approximates the median of the opportunity provided to executive officers of companies with similar business structure, complexity, size and marketplace orientation. We review compensation practices of our health care peers and similarly sized U.S. companies in determining total executive compensation opportunity. Actual compensation will vary depending on the performance of the individual, PacifiCare, and PacifiCare’s stock price.

THE COMPONENTS OF EXECUTIVE COMPENSATION

Our compensation program for executives consists of three key elements:

•	Annual base salary,

•	Annual incentive compensation (cash bonus), and

•	Long-term equity incentives

Annual Base Salary

Executive base salaries are based on periodic evaluation of the executives’ responsibilities, assessments of their performance, and determinations as to the competitiveness of the salaries at the targeted levels. We review executive salary data from both the health care industry and other comparably sized companies in connection with these evaluations.

Annual Incentive Compensation

Under our management incentive compensation plan, we set performance objectives each year. Bonuses are paid in the first quarter for prior-year performance, and may be higher or lower than target based on performance. The primary performance objectives at the corporate level are typically measures of stockholder return and financial success. Other corporate objectives may include various measurable financial or non-financial goals, including quality and customer service goals. Business unit financial performance objectives may also be established and used.

For each performance objective, we set minimum, target and maximum goals. At the end of the year, the incentive plan is funded between zero and maximum levels based on actual results. Individual executives are then awarded a bonus from the incentive plan in relationship to their target award (the predetermined percentage of their base salary, generally ranging from 45% to 125%), the plan funding for the year, and their individual performance. Awards for top performance may significantly exceed target.

Long-term Equity Incentives

We believe that long-term equity incentives align the personal interests of the executives with our stockholders’ interests. Equity incentive awards are intended to retain and motivate executives to improve long-term stock performance. Individual grant amounts are based on internal factors, such as expected future individual performance, relative job scope, the size of prior grants, and contributions made during the past year, as well as a review of publicly available data on executive management compensation at other companies. There are two key elements to our equity incentive plan:

•	Stock options, and

•	Restricted stock units

Stock options. We believe that stock options directly link a portion of an executive’s compensation to stockholders’ interests by providing an incentive to maximize stockholder value over the long term. Unless the stockholders’ value increases, stock options yield no compensation to the executives. Accordingly, we grant executives nonqualified stock options in connection with our annual performance cycle. Each stock option permits the executive, generally for a period of ten years, to purchase one share of PacifiCare common stock from the Company at the market price of PacifiCare common stock on the date of grant.

For grants awarded in 2005 and going forward, we have modified the vesting schedule of stock options to mirror vesting of restricted stock unit awards. Stock options will typically become exercisable over four years, with one-third of the award vesting on the second anniversary date of the award, and two-thirds vesting in equal installments over the third and fourth anniversary dates of the award, respectively. In previous years, stock options typically vested in equal installments on the anniversary dates of the grants over four years, commencing with the first anniversary of the grant. By delaying the vesting schedule of stock options, we believe that our executives will have a stronger focus on PacifiCare’s long-term performance and stock price appreciation.

Restricted stock units. In 2003, we began to award restricted stock units to executives as part of the annual performance cycle to enhance executive stock ownership, assist in retaining key talent and to reduce the use of PacifiCare’s shares. These awards will typically vest over four years, with one-third of the award vesting on the second anniversary date of the award, and two-thirds vesting in equal installments over the third and fourth anniversary dates of the award, respectively. For our executive officers, the awards are subject to a mandatory minimum four-year deferral. For the chief executive officer and executive vice presidents, at least one-half of the award is deferred until retirement or termination. We believe these deferral provisions promote stock retention and significant career share holdings.

2005 Equity Incentive Plan. With the upcoming expiration of the 1996 Stock Option Plan for Officers and Key Employees (the “1996 Plan”), we are submitting for stockholder approval the 2005 Equity Incentive Plan (the “2005 Plan”). If stockholders approve the 2005 Plan we will cancel any remaining shares available for grant under the 1996 Plan, the 2000 Employee Plan, the 1996 Non-Officer Directors Stock Option Plan and the 2000 Non-Employee Directors Plan, and make no further grants from these plans. If approved, the 2005 Plan will allow us the flexibility to award various types of equity incentives such as stock options, restricted stock units, stock appreciation rights and other performance-based awards. This flexibility will in turn allow us to continue alignment with our stockholders’ interests by rewarding and motivating our executives appropriately.

BASIS FOR CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. Phanstiel’s total compensation package is based on his performance relative to his industry peers, and representative of his contributions to increased stockholder value. Our stockholder-approved management incentive compensation plan provides a maximum award for the chief executive officer of one percent of adjusted operating income, as defined by the plan. Once the maximum award is established, we determine the actual award considering many factors such as the executive’s individual performance, PacifiCare’s performance versus pre-established corporate goals under the plan, and the executive’s predetermined goals. We then use discretion to adjust the maximum award under the stockholder-approved plan downward, as appropriate.

Since the beginning of Mr. Phanstiel’s tenure as chief executive officer in 2000, through January 31, 2005, our stock price has appreciated more than 920%. Under Mr. Phanstiel’s leadership in 2004, PacifiCare’s stock price appreciated more than 65%, and PacifiCare exceeded its overall goals for the year, based on such factors as net income, earnings per share, stockholder return, operating revenue, commercial profit, and quality and customer service, that were established under the management incentive plan in early 2004. As a result of his overall performance in 2004, we paid him a cash bonus of $1,633,500. Mr. Phanstiel defers, until retirement or termination, a substantial portion of his cash bonus and his annual base salary to stock units, as part of our stock unit deferred compensation plan.

Mr. Phanstiel’s annual base salary will remain at $990,000, which has not increased since February 2003.

Also in recognition of Mr. Phanstiel’s current and expected future leadership and contributions to the success of PacifiCare, we awarded him 70,000 restricted stock units and nonqualified stock options to purchase 160,000 shares of common stock. These awards are subject to the vesting and deferral provisions described above.

Effective March 30, 2004, PacifiCare and Mr. Phanstiel entered into an amended and restated employment agreement. This agreement is described under “Employment and Severance Agreements” on pages 32-34.

KEY EXECUTIVE COMPENSATION ACTIONS

Since our last report to you, we acted on the following key areas in executive compensation:

•	Annual incentive compensation,

•	Long-term equity incentives, and

•	Stock unit risk premium

Annual incentive compensation. In February 2005 we approved incentive payments under the 2004 incentive plans based on performance objectives we established at the beginning of 2004. During 2004, PacifiCare’s stock price appreciated more than 65%, and PacifiCare exceeded its overall goals for the year, based on such factors as net income, earnings per share, stockholder return, operating revenue, commercial profit, and quality and customer service, that were established under the management incentive plan in early 2004. As a result, we approved individual executive incentive payments generally above target award levels.

Long-term equity incentives. In February 2005 we approved awards of equity incentives, including nonqualified stock options and restricted stock units, to our executives and key employees. This continued the practice we established in 2003 to promote executive retention, and reduce future share use and dilution of stock options. As a result of this practice to grant a combination of stock options and restricted stock units, we have reduced the annual rate of shares used as a percent of shares outstanding (the “run rate”) more than 60% since 2002.

As discussed earlier, we modified the vesting schedule for stock option awards effective in 2005 and forward to mirror the vesting schedule for restricted stock awards. By delaying the vesting schedule of stock options, we believe that our executives will have a stronger focus on PacifiCare’s long-term performance and stock price appreciation.

In addition to the approval of executive equity incentives, we reviewed and revised the guidelines for grants of stock options to the Board of Directors. This review included consideration of publicly available data on board compensation at other companies, and an evaluation of the significant increase in value of PacifiCare’s common stock since our last review. As a result of this review, we approved a reduction in the annual grant, to 7,000 stock options for non-employee directors, and 14,000 stock options for the Lead Independent Director. For initial grants to new directors, our current practice is to grant up to 25,000 stock options, with the exact amount to be set from time to time, up to this limit, by resolution of the Committee. The annual grant vests immediately. The initial grant to new directors vests one-third upon grant, and two-thirds vesting in equal installments over the second and third anniversary dates of the award, respectively.

As discussed earlier, we are submitting the 2005 Plan for stockholder approval. The 2005 Plan will allow us the flexibility to award various types of equity incentives such as stock options, restricted stock units, SARs and other performance-based awards. This flexibility will in turn allow us to continue alignment with our stockholders’ interests by rewarding and motivating our executives appropriately.

Stock unit risk premium. Under our stock unit deferred compensation plan, executives may defer all or a portion of their annual bonus and signing bonus, and the chief executive officer may also defer all or a portion of his salary, to stock units. Directors may also defer all or a portion of their annual retainer to stock units under the 2000 Directors Plan. The number of stock units converted is equal to the amount of bonus, salary or retainer deferred, multiplied by a risk premium, and then divided by the closing market price of our common stock on a predetermined date selected by the Committee. Distributions are made, according to a pre-elected distribution schedule, in shares of common stock. Since the inception of the plans, the risk premium has been 40%. Upon review of similar plans at other companies, and in view of the reduced volatility of our stock price, in 2004 we approved a reduction of the risk premium to 20% for both the executive and director stock unit deferral program which will take effect for awards earned in 2005. Additionally, for the executive program, we added a two-year vesting for the stock units attributable to the risk premium.

STOCK OWNERSHIP GUIDELINES FOR EXECUTIVES

The Board of Directors established minimum stock ownership guidelines for PacifiCare executives in 2002. The Board reviews progress toward the guidelines annually, with the expectation that the guidelines will be met in 2007 or within five years after an executive’s hire date, if they joined PacifiCare after 2002. The ownership requirement for the CEO is PacifiCare common stock (including deferred stock units) equal in value to 400% of the CEO’s current annual base salary. Mr. Phanstiel exceeds the ownership guidelines required of the CEO. Executive vice presidents, senior vice presidents and vice presidents are required to own PacifiCare common stock equal in value to 200%, 100% and 50%, respectively, of their annual salary. All of our executives exceed, meet, or are on track to meet the ownership guidelines.

DEDUCTIBILITY OF COMPENSATION

Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid by publicly held corporations to $1 million per employee. The $1 million limitation generally does not apply to compensation based on performance goals or to compensation deferred until retirement if certain requirements are met. The Committee, to the extent appropriate, uses and intends to use performance-based compensation and the deferral mechanism to minimize the effect of these limits, however, for the reasons stated below, the Committee has determined that it will not necessarily seek to limit executive compensation to that deductible under Section 162(m). Certain types of compensation payments and their deductibility depend upon the timing of an executive officer’s vesting or exercise of previously granted rights. Interpretations of and changes in the tax laws and other factors beyond the Committee’s control also can affect deductibility of compensation. In addition, we believe that PacifiCare must attract, retain and reward the executive talent necessary to maximize the return to stockholders and that the loss of a tax deduction may be necessary and appropriate in some circumstances.

THE COMPENSATION COMMITTEE

Lloyd E. Ross, Chairman	February 16, 2005
Terry O. Hartshorn
Dominic Ng
David A. Reed
Linda Rosenstock

AUDIT COMMITTEE REPORT

The Audit and Ethics Committee (the “Committee”) is composed of the four directors named below. Each member of the Committee is an independent director as defined under the listing standards of the NYSE. The Committee operates under a written charter. The Committee held eight meetings in 2004, and two meetings in 2005 through February 24, 2005. During these meetings, the Committee reviewed and discussed with management and Ernst & Young LLP, or E&Y, PacifiCare’s independent auditors, PacifiCare’s consolidated financial statements, including its audited consolidated financial statements for the year ended December 31, 2004, and financial reporting process, including the system of internal controls over financial reporting and significant accounting policies applied by PacifiCare. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of E&Y and Deloitte & Touche LLP, or D&T, PacifiCare’s outsourced internal auditors. The Committee regularly meets in executive session with D&T and E&Y, with and without management present, to discuss the results of their examinations, evaluations of PacifiCare’s internal controls and the overall quality of PacifiCare’s financial reporting. The Committee also oversees PacifiCare’s ethics function and regularly meets with PacifiCare’s Chief Ethics Officer, without management present, to discuss compliance with PacifiCare’s code of business and ethics conduct and to address any other matters that warrant discussion with the Committee.

Management has primary responsibility for the financial statements and financial reporting process. PacifiCare’s independent auditors are responsible for expressing an opinion on the conformity of PacifiCare’s financial statements with generally accepted accounting principles. The Committee discussed with PacifiCare’s independent auditors and outsourced internal auditors the scope and plans for their respective audits. The Committee has discussed with E&Y the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). E&Y has provided the Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with E&Y its independence from PacifiCare and its management. The Committee also considered the nature and scope of the non-audit services provided by E&Y to PacifiCare and the compatibility of these services with E&Y’s independence. In December 2002, the Committee adopted a policy to pre-approve all audit and permitted non-audit services to be performed by PacifiCare’s independent auditors and outsourced internal auditors.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in PacifiCare’s Annual Report on Form 10-K for the year ended December 31, 2004. The Committee also appointed E&Y as PacifiCare’s independent auditors for 2005, and has recommended that such appointment be submitted to PacifiCare’s stockholders for ratification at the 2005 Annual Meeting of Stockholders.

THE AUDIT AND ETHICS COMMITTEE

Warren E. Pinckert II, Chairman	February 24, 2005
Aida Alvarez
Bradley C. Call
Charles R. Rinehart

INDEPENDENT AUDITOR FEES

The following table represents aggregate fees billed to the Company for fiscal year ended December 31, 2004 and 2003 by Ernst & Young LLP, the Company’s principal accounting firm.

	December
	2004(5)	2003(6)
	(amounts in thousands)
Audit fees(1)	$4,832	$3,242
Audit related fees(2)	185	879
Tax fees(3)	695	406
All other fees(4)	118	168

Total fees	$5,830	$4,695

(1)	Primarily for the annual audit of the consolidated financial statements, quarterly reviews and stand-alone audits of regulated subsidiaries.

(2)	Primarily for services provided in connection with financial statement audits, acquisitions, debt offerings and related filings and advice on various accounting issues.

(3)	Primarily for corporate and business tax compliance and advice.

(4)	Primarily for Health Plan Employers Data and Information Set, or HEDIS, compliance audits in 2004 and 2003, and claims payment accuracy projects in 2003.

(5)	In 2004, all services performed by Ernst & Young LLP were approved by the Audit Committee under the pre-approval policy.

(6)	In 2003, regulations requiring pre-approval for services went into effect on May 6. All services entered into after that date were approved by the Audit Committee under the pre-approval policy.

Auditor Fees Pre-Approval Policy. The Audit Committee has a formal policy concerning pre-approval of audit and non-audit services performed by PacifiCare’s independent auditors. The policy requires that all audit services and permitted non-audit services to be performed by PacifiCare’s independent auditors must be approved in advance by the Audit Committee. The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

CODE OF ETHICS

Based upon the advice and recommendation of the Audit Committee, the Board adopted a Financial Code of Ethics on February 26, 2004 that applies to our senior financial officers, including the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The financial code of ethics addresses conflicts of interest, corporate opportunities, confidentiality, protection and proper use of company assets, financial disclosure and reporting, maintenance of books and records and compliance with laws, rules and regulations. The Financial Code of Ethics is posted on our website at www.pacificare.com and is available in print to any stockholder that requests it in writing. Requests should be addressed to Investor Relations, PacifiCare at P.O. Box 6006, Cypress, California 90630.

EXECUTIVE OFFICERS

Name	Age	Title
Howard G. Phanstiel	56	Chairman of the Board and Chief Executive Officer
Bradford A. Bowlus	49	Executive Vice President and President, Health Plan Division
Katherine F. Feeny	52	Executive Vice President, Senior Markets
James Frey	38	Executive Vice President, Major Accounts
Sharon D. Garrett	56	Executive Vice President, Enterprise Services
Samuel W. Ho, M.D.	54	Executive Vice President, Health Services and Chief Medical Officer
Joseph S. Konowiecki	51	Executive Vice President, Corporate Affairs and General Counsel
Jacqueline B. Kosecoff	55	Executive Vice President, Specialty Companies
Samuel V. Miller	59	Executive Vice President, Individual & Small Group Division
Gregory W. Scott	51	Executive Vice President, Finance and Enterprise Services and Chief Financial Officer
Peter A. Reynolds	46	Senior Vice President, Corporate Controller

Mr. Phanstiel was appointed Chairman of the Board and Chief Executive Officer in February 2004, after having served as President and Chief Executive Officer since December 2000, and as acting Chief Executive Officer since October 2000. Mr. Phanstiel was appointed Executive Vice President and Chief Financial Officer in July 2000. Prior to that, Mr. Phanstiel was an executive of NetCatalyst from January 2000 to June 2000, Chairman and Chief Executive Officer of ARV Assisted Living, Inc. from 1997 to 1999, and Executive Vice President of Finance and Information Services at WellPoint Health Networks Inc. from 1994 to 1997. Mr. Phanstiel served as a member of the board of directors of Wedbush Morgan Securities from January 2000 through June 2003.

Mr. Bowlus has been Executive Vice President and President, Health Plan Division since 1999. Mr. Bowlus was Regional Vice President, Western Region and President and Chief Executive Officer of PacifiCare of California from 1997 to 1999. From 1994 to 1997, Mr. Bowlus served in various capacities for PacifiCare, including President and Chief Executive Officer of PacifiCare of Washington, Inc., President and Chief Executive Officer of PacifiCare Dental and Vice President of PacifiCare of California.

Ms. Feeny was appointed Executive Vice President, Senior Markets in January 2002. Ms. Feeny was Senior Vice President, Secure Horizons Sales and Marketing from January 2000 to January 2002. From October 1997 to January 2000, Ms. Feeny was Vice President, Sales and Marketing, Secure Horizons of California, and was Regional Sales Director, Secure Horizons of California from 1995 to 1997. Ms. Feeny joined Secure Horizons of California in November 1993 as Director of Med-Cal Sales.

Mr. Frey was appointed Executive Vice President, Major Accounts in January 2005. Mr. Frey has served as Senior Vice President, Western Region, and President and Chief Executive Officer of PacifiCare of California, President and Chief Executive Officer of PacifiCare of Oregon, Inc. and President and Chief Executive Officer of PacifiCare of Washington, Inc. since 2002. From 1994 to 2002, Mr. Frey served in various capacities for PacifiCare, including Senior Vice President, Operations, PacifiCare Health Plans, President and Chief Executive Officer of PacifiCare of Nevada, Inc. and Director, Regulatory and Legal Affairs.

Ms. Garrett was appointed Executive Vice President, Enterprise Services in December 2002. From 2000 to December 2002, Ms. Garrett provided interim executive management expertise to companies in various industries. Ms. Garrett served as Chief Information Officer of the Walt Disney Company from 1989 to 2000.

Dr. Ho was appointed Executive Vice President, Health Services and Chief Medical Officer in January 2005. Prior to that Dr. Ho served as Senior Vice President and Chief Medical Officer from May 2002 to January 2005 and was Vice President of Health Services from 1994 to 2002.

Mr. Konowiecki assumed a full-time position as our Executive Vice President, General Counsel and Secretary in January 2002 and was named Executive Vice President of Corporate Affairs in October 2004. Mr. Konowiecki has been our Executive Vice President since 1999, General Counsel since 1989, and Secretary since 1993. Mr. Konowiecki was a partner of K&R Law Group LLP (formerly known as Konowiecki & Rank LLP), including a professional corporation, or its predecessor from 1980 to December 2001, and has over 24 years of practice in business, corporate and health care law.

Ms. Kosecoff was appointed Executive Vice President, Specialty Companies in August 2004, after having served as Executive Vice President, Pharmaceutical Service since July 2002. Prior to that, Ms. Kosecoff was Founder, President and Chief Operating Officer of Protocare, a firm whose line of business includes the clinical development of drugs, devices, biopharmaceutical and nutritional products and health services consulting, from 1998 to July 2002.

Mr. Miller was appointed Executive Vice President, Individual and Small Group Division, in December 2004. Prior to that Mr. Miller served as Chairman of the Board, President and Chief Executive Officer of AMS from 1998 to 2004; and was Executive Vice President of AMS from 1995 to 1998. Mr. Miller will be retiring from PacifiCare on April 30, 2005.

Mr. Scott was appointed Executive Vice President and Chief Financial Officer in January 2001 and was named Executive Vice President, Finance and Enterprise Services in October 2004. Mr. Scott was Chief Operating Officer and Chief Financial Officer of Medsite, Inc., an e-commerce and pharmaceutical services company, from 1999 through January 2001. Mr. Scott was Senior Vice President and Chief Financial Officer of Prudential HealthCare Group from 1995 to 1999.

Mr. Reynolds was appointed Senior Vice President, Corporate Controller in October 2002. Mr. Reynolds was Vice President of Finance and Assistant Corporate Controller from December 2001 to 2002. From 1997 to 2001, Mr. Reynolds was Controller of PacifiCare of California.

OTHER INFORMATION

Certain Relationships and Related Transactions

In January 2002, we extended a loan in the amount of $250,000 to Mr. Konowiecki as part of his compensation package for joining us as an employee. The loan bears interest at the Internal Revenue Service mandated rate, and lapses in a series of annual installments over a four-year period that began January 1, 2003. If Mr. Konowiecki is terminated for cause or Mr. Konowiecki terminates his employment for reasons other than death or disability, Mr. Konowiecki will be obligated to repay the outstanding balance of the loan. As of December 31, 2004, $125,000 remained outstanding.

In August 2001, we extended a loan in the amount of $100,000 to Mr. Scott as part of his compensation package for joining us as an executive officer, and relocating to California. The loan bears interest at the Internal Revenue Service mandated rate, and lapses in a series of installments over a four-year period that began January 22, 2002. If Mr. Scott is terminated for cause or Mr. Scott terminates his employment for reasons other than death or disability, Mr. Scott will be obligated to repay the outstanding balance of the loan. As of December 31, 2004, $25,000 remained outstanding.

We have not modified, renewed or extended the terms of the loans to Mr. Konowiecki or Mr. Scott.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the Securities Exchange Act of 1934, as amended, the Company’s directors, certain executive and other officers, and any person holding more than 10% of PacifiCare’s common stock are required to report their ownership and any changes in that ownership to the Securities and Exchange Commission, or SEC, and any exchange or quotation system on which our common stock is listed or quoted. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure by directors, officers and 10% holders to file such reports on a timely basis. Based solely on a review of copies of reports furnished to the Company as filed with the SEC, we believe that our directors and officers have complied with the filing requirements applicable to them for the year ended December 31, 2004.

Other Matters to Come Before the Annual Meeting

At the time this proxy statement was published, the Board of Directors knew of no other matters constituting a proper subject for action by the stockholders that would be presented at the 2005 Annual Meeting. However, the persons acting under proxies in the enclosed proxy card will vote at their discretion on any other matters that may properly come before the meeting.

Procedures for Stockholder Recommendations of Board Nominees and Stockholder Proposals

Communications. Stockholder communications with the Board of Directors should be in writing, addressed to: Joseph S. Konowiecki, Executive Vice President of Corporate Affairs and General Counsel, PacifiCare Health Systems, Inc., 5995 Plaza Drive, Cypress, CA 90630, and marked to the attention of the Board or any of its individual committees. Copies of all communications so addressed will be promptly forwarded to the chairman of the committee involved or, in the case of the communications addressed to the Board of Directors as a whole, to the Governance and Nominating Committee. In addition, stockholders interested in communicating directly with the Lead Independent Director or with any other non-management director may do so by writing to PacifiCare at the same address, and marked to the attention of the Lead Independent Director c/o the corporate secretary. The Lead Independent Director will review and distribute all stockholder communications he receives to the intended recipients and/or distribute to the full Board of Directors, as appropriate.

Recommendation and Nominations for Board Candidates. The Governance and Nominating Committee will consider stockholder recommendations for Board of Directors candidates in accordance with the procedures described earlier under the heading “Governance and Nominating Committee.”

In addition, our Bylaws permit stockholders to nominate directors at the annual meeting of stockholders. In order to nominate a director for the 2006 annual meeting, stockholders must notify us by no later than February 18, 2006 and no earlier than January 19, 2006 or, if later, by the 10th day following the first public announcement of the meeting. Such stockholder’s notice shall set forth all information listed in the preceding paragraph. Stockholders are advised to review our Bylaws, which contain additional notice requirements.

Proposals. If you want us to consider including a proposal in our proxy statement next year, you must deliver it to PacifiCare’s Investor Relations department no later than December 21, 2005. Proposals should be submitted in writing to, Investor Relations, P.O. Box 6006, Cypress, California 90630. Stockholders who want to submit proposals that are not to be included in our proxy statement for our 2006 annual meeting must do so by no later than February 18, 2006 and no earlier than January 19, 2006. Stockholders are also advised to review our Bylaws, which contain additional advance notice requirements.

Incorporation by Reference

Filings made by PacifiCare with the SEC sometimes “incorporate information by reference.” This means PacifiCare is referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on the SEC’s rules, the performance graphs on pages 25 and 26 of this proxy statement and the “Compensation Committee Report” on pages 36-40 and the “Audit Committee Report” on page 41 specifically are not incorporated by reference into any other filings with the SEC.

Annual Report

A copy of PacifiCare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission is available without charge upon written request. Requests should be addressed to Investor Relations, PacifiCare at P.O. Box 6006, Cypress, California 90630.

By order of the Board of Directors

Joseph S. Konowiecki

Executive Vice President, Corporate Affairs,	April 13, 2005
General Counsel and Secretary	Cypress, California

Annex A

PACIFICARE HEALTH SYSTEMS, INC.

2005 EQUITY INCENTIVE PLAN

1.    Purposes. The purposes of the PacifiCare Health Systems, Inc. 2005 Equity Incentive Plan (the “Plan”) are (i) to encourage outstanding individuals to accept or continue employment or consulting service with PacifiCare Health Systems, Inc. (the “Company”) and its subsidiaries (as defined in Section 3 below) or to serve as directors of the Company and (ii) to furnish maximum incentive to such individuals to improve the performance of the Company, increase stockholder value and strengthen the mutuality of interest between such individuals and the Company’s stockholders by providing such individuals with stock-based Awards (as defined in Section 5 below) tied to the performance of the Company’s Common Stock, par value $.01 per share (the “Common Stock”).

2.    Administration. The Plan will be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”), or a sub-committee thereof, consisting of two or more directors as the Committee may designate from time to time, each of whom shall satisfy such requirements that:

(a)    the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Securities Exchange Act of 1934 (the “Exchange Act”);

(b)    the New York Stock Exchange may establish pursuant to its rule-making authority for directors serving in such capacity; and

(c)    the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Committee shall have the authority to construe and interpret the Plan and any Awards granted thereunder, to establish and amend rules for Plan administration, to set forth the terms and conditions of any Award and to make all other determinations which it deems necessary or advisable for the administration of the Plan. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan and the charter of the Committee. The Committee may authorize one or more officers of the Company to select persons to participate in the Plan and to determine the number and type of Awards and other rights to be granted to such persons, except with respect to Awards to officers subject to Section 16 of the Exchange Act or officers who are or may become “covered employees” within the meaning of Section 162(m) of the Code (“Covered Employees”), as reasonably determined by the Committee, subject to such limitations that may be set forth by the Committee in such authorization.

3.    Participation. Participants shall consist of all employees and consultants of the Company and its subsidiaries and all non-employee directors of the Company. Any corporation or other entity in which the Company has a direct or indirect equity interest shall be a subsidiary for purposes of the Plan. Designation of a participant in any year shall not require the Committee (or its designee) to designate that person to receive an Award in any other year or to receive the same type or amount of Award as granted to the participant in any other year or as granted to any other participant in any year. The Committee shall consider all factors that it deems relevant in selecting participants and in determining the type and amount of their respective Awards.

4.    Shares Reserved for Awards. There is hereby reserved for grant and issuance under the Plan an aggregate of 4,300,000 shares of Common Stock for the purpose of making Awards under Section 5 of the Plan. Shares subject to the Plan may either be authorized and unissued shares or shares reacquired by the Company. Shares subject to an Award which for any reason expires or terminates unexercised or is not earned in full shall again be made available under the Plan. No participant may receive as an annual average during any three year period more than 500,000 Stock Options (as defined in Section 6), SARs (as defined in Section 7 below), Restricted Stock (as defined in Section 8 below), Restricted Stock Units (as defined in Section 8 below), Performance Stock (as defined in Section 9 below) or any combination thereof under the Plan. For purposes of determining the share reserve and the limit on Awards to a participant under this Section 4, each share of Common Stock issued pursuant to an Award of Restricted Stock, Restricted Stock Units, Performance Stock or Other Stock shall count as 1.5 shares. For SARs settled in stock, both the shares of Common Stock issued pursuant to the Award and shares of Common Stock representing the exercise price of the Award shall be treated as being unavailable for other Awards or other issuances pursuant to the Plan unless the SAR is forfeited, terminated or cancelled without the delivery of shares of Common Stock. The shares reserved for issuance and the limitations set forth above shall be subject to adjustment in accordance with Section 15 hereof. All of the available shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. At all times the Company will reserve and keep available a sufficient number of shares of Common Stock to satisfy the requirements of all outstanding Awards made under the Plan and all other outstanding but unvested Awards made under the Plan that are to be settled in Common Stock.

5.    Awards. The Committee is authorized under this Plan to grant the following types of awards under the Plan subject to the terms and conditions of the Plan: Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units (as defined in Section 10 below) and Other Stock or Cash Awards (as defined in Section 11 below) (each, an “Award”).

6.    Stock Options. A “Stock Option” is a right to purchase a number of shares of Common Stock at such exercise price, at such times and on such other terms and conditions as are specified in or determined pursuant to the documents evidencing the Award. Stock Options may be granted to participants at any time as determined by the Committee. The Committee shall determine the number of shares subject to each Stock Option. The Committee may grant Stock Options as Incentive Stock Options or Stock Options that are not intended to qualify as Incentive Stock Options, as it, in its sole discretion, shall determine. The option price for a Stock Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of the Company’s Common Stock on the date the Stock Option is granted. Each Stock Option shall expire at such time as the Committee shall determine at the time of grant. Stock Options shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine; provided, however, that no Stock Option shall be exercisable later than the tenth anniversary of its grant. The option price, upon exercise of any Stock Option, shall be payable to the Company in full by (i) cash payment or its equivalent, (ii) delivery (either actual delivery or by attestation procedures established by the Committee) of previously acquired shares purchased on the open market and held for at least six months having a Fair Market Value at the time of exercise equal to the option price, and (c) such other methods (including share withholding) of payment as the Committee, in its discretion, deems appropriate. In no event shall the Committee cancel any outstanding Stock Option for the purpose of reissuing the Stock Option to the participant at a lower exercise price or reduce the option price of an outstanding Stock Option.

Stock Options intended to qualify as Incentive Stock Options (as defined in Section 422 of the Code) may only be granted to employees of the Company, a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(f) of the Code), as determined by the Committee. No Incentive Stock Option shall be granted to any person if immediately after the grant of such Award, such person would own stock of the Company, including Common Stock subject to outstanding Awards held by him or her under the Plan or any other plan established by the Company, amounting to more than ten percent of the total combined voting power or value of all classes of stock of the Company, unless the exercise price of any such Stock Option is 110% of the Common Stock’s Fair Market Value on the grant date and the exercise period for any such Stock Option is not more than five years. If and to the extent that any shares of Common Stock are issued under a portion of any Stock Option that exceeds the $100,000 limitation of Section 422 of the Code, such shares shall not be treated as issued under an Incentive Stock Option notwithstanding any designation otherwise.

Certain decisions, amendments, interpretations and actions by the Committee and certain actions by a participant may cause a Stock Option to cease to qualify as an Incentive Stock Option pursuant to the Code and by accepting a Stock Option the participant agrees in advance to such disqualifying action.

7.    Stock Appreciation Rights. A “Stock Appreciation Right” or “SAR” is a right to receive value with respect to a specific number of shares of Common Stock equal to or otherwise based on the excess of (i) the Fair Market Value of a share at the time of exercise over (ii) the exercise price of the right, subject to such terms and conditions as are expressed in the documents evidencing the Award. SARs may be granted to a participant at any time as determined by the Committee. A SAR may be granted in tandem with a Stock Option granted under the Plan or on a free-standing basis. The Committee also may, in its discretion, substitute SARs that can be settled only in stock for outstanding Stock Options. The grant price of a tandem or substitute SAR shall be equal to the option price of the related option. The grant price of a free-standing SAR shall be equal to the Fair Market Value of a share of Common Stock on the date of its grant. A SAR may be exercised upon such terms and conditions and for the term as the Committee in its sole discretion determines; provided, however, that the period during which a SAR may be exercised shall not exceed the option term in the case of a tandem or substitute SAR or ten years in the case of a free-standing SAR and the terms and conditions applicable to a substitute SAR shall be substantially the same as those applicable to the Stock Option which it replaces. Upon exercise of a SAR, the participant shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the grant price of the SAR by the number of shares with respect to which the SAR is exercised. The payment may be made in cash or stock, at the discretion of the Committee, except in the case of a substitute SAR, in which case payment may be made only in stock.

8.    Restricted Stock and Restricted Stock Units. “Restricted Stock” is a grant of shares of Common Stock subject to such conditions as are expressed in the documents evidencing the Award. A “Restricted Stock Unit” is a right to receive, in Common Stock, the Fair Market Value of one share, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the documents evidencing the Award. Restricted Stock and Restricted Stock Units may be awarded or sold to participants under such terms and conditions as shall be established by the Committee. Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, any of the following: (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the holder forfeit (or in the case of shares or units sold to the participant, resell to the Company at cost) such shares or units in the event of termination of employment during the period of restriction. All restrictions shall expire at such times as the Committee shall specify.

9.    Performance Stock. The Committee shall designate the participants to whom long-term performance stock (“Performance Stock”) is to be awarded and determine the number of shares, the length of the performance period and the other terms and conditions of each such Award. A grant of Performance Stock shall entitle the participant to a payment in the form of shares of Common Stock upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding satisfaction of any performance goals, the number of shares issued as Performance Stock may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the number of shares earned upon satisfaction of any performance goal by any participant who is a Covered Employee. The Committee may, in its discretion, make a cash payment equal to the Fair Market Value of shares of Common Stock otherwise required to be issued to a participant pursuant to an Award of Performance Stock.

10.    Performance Units. The Committee shall designate the participants to whom long-term performance units (“Performance Units”) are to be awarded and determine the number of units and the terms and conditions of each such Award. Each Performance Unit shall entitle the participant to a payment in cash upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding the satisfaction of any performance goals, the amount to be paid under an Award of Performance Units may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine.

However, the Committee may not, in any event, increase the amount earned under Performance Units upon satisfaction of any performance goal by any participant who is a Covered Employee and the maximum amount earned by a Covered Employee under Performance Units in any calendar year may not exceed $10,000,000.

11.    Other Stock or Cash Awards. In addition to the incentives described in Sections 6 through 10 above, the Committee may grant other incentives payable in cash or in Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

12.    Performance Goals. Awards of Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units and other incentives under the Plan, the vesting of any such Awards or both may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, including, but not limited to, cash flow (operating or free), income, operating income or earnings per share (before or after taxes, interest, depreciation or amortization), sales or revenue, stock price, debt, net assets, equity or shareholder equity, market share or total return to stockholders (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be used in relation to other measures (such as a ratio) or may be measured relative to a peer group or index. Any Performance Criteria may include or exclude special items, such as (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s Annual Report on Form 10-K. The Committee shall certify the extent to which the Performance Criteria have been satisfied, and the amount payable or vested as a result thereof, prior to payment or vesting of any amount that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162 (m) of the Code. The Committee may not in any event increase the amount of compensation payable to a Covered Employee upon the attainment of a performance goal.

13.    Covered Service. The service relationship covered under an Award shall be considered terminated at (i) the time when the participant ceases to be an employee of the Company or a subsidiary or the director of the Company, in either case, for any reason, including, but not limited to, a termination by resignation, discharge, death or retirement, and (ii) with respect to a participant who is a consultant, the time when such consultant is no longer retained by the Company or any subsidiary of the Company, but excluding terminations where there is a simultaneous employment or appointment of the participant as an employee or a consultant of the Company or a subsidiary. For purposes of the Plan and any Award hereunder, if an entity ceases to be a subsidiary of the Company, termination of employment or service shall be deemed to have occurred with respect to each participant in respect of such subsidiary who does not continue as an employee or service provider in respect of the Company or another subsidiary after such giving effect to such subsidiary’s change in status. The Committee, in its discretion, shall determine the effect of all other matters and questions relating to termination of service.

14.    Change of Control. Except as otherwise determined by the Committee at the time of grant of an Award, upon a Change of Control of the Company, all outstanding Stock Options and SARs shall become vested and exercisable; all restrictions on Restricted Stock and Restricted Stock Units shall lapse; all performance goals shall be deemed achieved at target levels and all other terms and conditions met; all Performance Stock shall be delivered; all Performance Units and Restricted Stock Units shall be paid out as promptly as practicable; and all Other Stock or Cash Awards shall be delivered or paid. The term “Change of Control” shall mean the occurrence of any of the following:

(a)    the acquisition by any Person (as hereinafter defined) of 20% or more of the outstanding Common Stock of the Company (the “Outstanding Company Stock”), provided that, for purposes of this Section 14(a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Person that controls, is controlled by or is under common control with, the Company or (iii) a Non-Qualifying Business Combination (as hereinafter defined); or

(b)    individuals who, as of December 17, 2003 (the “Base Date”) constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board, provided that, for purposes of this Section 14(b), any individual who becomes a director subsequent to the Base Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, excluding, however any such individual who initially assumes office as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)    consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, the Persons who had Beneficial Ownership of the Outstanding Company Stock immediately prior to such Business Combination have Beneficial Ownership immediately following the consummation of such Business Combination, directly or indirectly, of more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the corporation resulting or surviving from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Stock (a Business Combination that satisfies this exception shall be deemed to be a “Non-Qualifying Business Combination”); or

(d)    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(e)    the consummation of any other transaction involving a significant issuance of the Company’s securities, a change in the composition of the Board or other material event that the Board determines to be a Change of Control for purposes of this Section.

Notwithstanding the foregoing provisions of this definition, unless otherwise determined by the Board, no Change of Control shall be deemed to have occurred with respect to an Award if (i) a participant is a member of a group that first announces a proposal which, if successful, would result in a Change of Control and which proposal (including any modifications thereof) is ultimately successful, (ii) the participant acquires a two percent (2%) or more equity interest in the entity which ultimately acquires the Company pursuant to the transaction described in clause (i) above or (iii) treatment of an event which is otherwise a Change of Control under this Section 14 with respect to such Award would result in violation of the rules relating to “nonqualified deferred compensation plans” under Section 409A(a) of the Code.

For purposes of this definition of Change of Control, “Person” means an individual, partnership, joint venture corporation, trust, unincorporated organization, government (or agency or political subdivision thereof), group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) or any other entity, and “Beneficial Ownership” means beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

15.    Adjustment. The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Common Stock (whether in the form of cash, Common Stock, other securities or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction (or event in respect of the Common Stock) or a sale of substantially all the assets of the Corporation occurs. The Committee will, in such manner and to such extent (if any) as it deems appropriate and equitable:

(a)    proportionately adjust any or all of (i) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific maximums and numbers of shares set forth elsewhere in the Plan), (ii) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (iii) the grant, purchase or exercise price of any or all outstanding Awards, (iv) the securities, cash or other property deliverable upon exercise of any outstanding Awards or (v) the performance standards applicable to any outstanding Awards, or

(b)    in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

The Committee shall value Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Stock Options, SARs or similar rights, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the Award. With respect to any Award of an Incentive Stock Option, the Committee may make such an adjustment that causes the option to cease to qualify as an Incentive Stock Option without the consent of the affected participant.

In any of such events, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the participant to realize the Awards intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.

16.    Nontransferability. Each Award made under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and each Stock Option and SAR shall be exercisable during the participant’s lifetime only by the participant or, in the event of disability, by the participant’s personal representative. In the event of the death of a participant, exercise of any benefit or payment with respect to any benefit shall be made only by or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the benefit shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at its discretion, the Committee may permit the donative transfer of any Award under the Plan (other than an Incentive Stock Option) by the participant subject to such terms and conditions as may be established by the Committee.

17.    Taxes. The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan, after giving the person entitled to receive such payment or delivery notice, and the Company may defer making payment or delivery as to any Award, if any such tax is payable until indemnified to its satisfaction. At the discretion of the Committee, a participant may pay all or a portion of any required withholding taxes arising in connection with the exercise of a Stock Option or SAR or the receipt or vesting of shares hereunder by electing to have the Company withhold shares of Common Stock, having a Fair Market Value equal to the amount required to be withheld. Notwithstanding the foregoing, any fractional share under an Award shall be applied toward tax withholding.

18.    Duration, Amendment and Termination. No Award shall be made more than ten years after the approval of the Plan by the stockholders; provided, however, that the terms and conditions applicable to any Award granted on or before such date may thereafter be amended or modified by mutual agreement between the Company and the participant, or such other person as may then have an interest therein. The Board or the Committee may amend the Plan from time to time or terminate the Plan at any time. However, no such action shall reduce the amount of any existing Award or change the terms and conditions thereof without the participant’s consent. No material amendment of the Plan shall be made without shareholder approval.

19.    Fair Market Value. The “Fair Market Value” of a share of the Common Stock for a given date for purposes of the Plan means (i) the last reported closing price for a share of Common Stock on the New York Stock Exchange (“NYSE”), (ii) in the absence of reported sales on the NYSE on a given date, the closing price of the NYSE on the last date on which a sale occurred prior to such date; or (iii) if the stock is no longer publicly traded on the NYSE, the value determined in good faith by the Committee. Notwithstanding the foregoing, the Committee may determine the Fair Market Value at any time in such other manner as the Committee may deem equitable or as required by applicable law or regulation.

20.    Other Provisions.

(a)    Awards shall be evidenced by a written agreement between the Company and a participant setting forth such terms, conditions and restrictions as the Committee determines appropriate (whether or not applicable to Awards granted to other participants), including provisions intended to comply with federal or state securities laws and stock exchange requirements, understandings or conditions as to the participant’s employment, requirements or inducements for continued ownership of Common Stock after exercise or vesting of benefits, forfeiture of Awards in the event of termination of employment shortly after exercise or vesting, or breach of non-competition or confidentiality agreements following termination of employment, or provisions permitting the deferral of the receipt of a benefit for such period and upon such terms as the Committee shall determine.

(b)    In the event any benefit under the Plan is granted to an employee or consultant who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules.

(c)    The Committee, in its sole discretion, may permit or require a participant to have amounts or shares of Common Stock that otherwise would be paid or delivered to the participant as a result of the exercise or settlement of an Award under the Plan credited to a deferred compensation or stock unit account established for the participant by the Committee on the Company’s books of account.

(d)    A participant’s right, if any, to continue to serve the Company and its subsidiaries as an officer, employee, consultant, director or otherwise, shall not be enlarged or otherwise affected by his designation as a participant under the Plan. Payments and other benefits received by a participant under a benefit made pursuant to the Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee retirement or welfare benefit plans or arrangements, if any, provided by the Company or any subsidiary or affiliate, except where the Board or Committee expressly otherwise provides or authorizes in writing. Awards may be made in addition to, in combination with, as alternatives to or in payment of commitments under any other plans or arrangements of the Company or its subsidiaries.

21.    Governing Law, Construction and Severability. The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the state of Delaware (without regard to applicable Delaware principles of conflict of laws). If a court of competent jurisdiction holds any provision hereunder invalid and unenforceable, the remaining provisions of the Plan will continue in effect. It is the intent of the Company that the benefits and transactions permitted by benefits be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the agreements reflecting the benefits, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any participant or other person for Section 16 consequences of benefits or events in connection with a benefit if a benefit or related event does not so qualify.

22.    Shareholder Approval. The Plan was adopted by the Board on February 17, 2005 and will become effective on May 19, 2005, subject to the approval by the affirmative vote of the holders of a majority of the votes cast at the 2005 annual meeting of stockholders of the Company. The Plan and any Awards granted hereunder shall be null and void if shareholder approval is not obtained at the 2005 annual meeting of stockholders.

PacifiCare®

` Mark this box with an X if you have made

changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR the listed nominees.

01 - Aida Alvarez

02 - Bradley C. Call

03 - Terry O. Hartshorn

04 - Dominic Ng

05 - Howard G. Phanstiel

06 - Warren E. Pinckert II

07 - David A. Reed

08 - Charles R. Rinehart

09 - Linda Rosenstock

10 - Lloyd E. Ross

For All Against All For All Except

Instructions: To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) above.

B Issues

The Board of Directors recommends a vote FOR the following proposals.

2. Approval of the PacifiCare Health Systems, Inc. 2005 Equity Incentive Plan.

3. Ratification of Selection of Ernst & Young LLP as Independent Auditors for 2005.

4. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

For Against Abstain

Please mark, sign and date, and return this proxy card promptly using the enclosed envelope.

If this proxy card is properly executed, the proxies will vote in the manner directed herein by the undersigned stockholder. If no direction is made, the proxies will vote for proposals 2 and 3 and for the election of all the nominees listed in proposal 1 and in the discretion of the proxies as to any other business that may properly come before the meeting. All proposals were submitted by PacifiCare Health Systems, Inc.

C Consent to Electronic Delivery

Consent to Electronic Delivery: By marking this box, I consent to access future Annual Reports and Proxy Statements of PacifiCare Health Systems, Inc. electronically over the Internet. I understand that unless I request otherwise or revoke my consent, PacifiCare Health Systems, Inc. will notify me when any such communications are available and how to access them. I understand that costs associated with the use of the Internet will be my responsibility. To revoke this consent, I can contact PacifiCare Health System’s transfer agent, Computershare Investor Services, at 1-312-588-4117.

I Consent

D Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box

Signature 2 - Please keep signature within the box

Date (mm/dd/yyyy)

Proxy – PacifiCare Health Systems, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PACIFICARE HEALTH SYSTEMS, INC.

The undersigned holder of common stock acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement and, revoking any proxy heretofore given, hereby constitutes and appoints Messrs. Howard G. Phanstiel and David A. Reed, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as stated on the reverse side, all the shares of PacifiCare common stock held of record by the undersigned on March 31, 2005, at the 2005 Annual Meeting of Stockholders to be held on May 19, 2005, or any adjournment or postponement thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

You can view the Annual Report and Proxy Statement on the internet at www.pacificare.com.

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 Hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

• Call toll free1-800-217-4259 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the simple instructions provided by the recorded message.

To vote using the Internet

• Go to the following web site:

WWW.COMPUTERSHARE.COM/US/PROXY

• Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 19, 2005. THANK YOU FOR VOTING

PacifiCare®

Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR the listed nominees.

01 - Aida Alvarez

02 - Bradley C. Call

03 - Terry O. Hartshorn

04 - Dominic Ng

05 - Howard G. Phanstiel

06 - Warren E. Pinckert II

07 - David A. Reed

08 - Charles R. Rinehart

09 - Linda Rosenstock

10 - Lloyd E. Ross

For All Against All For All Except

Instructions: To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) above.

B Issues

The Board of Directors recommends a vote FOR the following proposals.

2. Approval of the PacifiCare Health Systems, Inc. 2005 Equity Incentive Plan.

3. Ratification of Selection of Ernst & Young LLP as Independent Auditors for 2005.

4. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

For Against Abstain

For Against Abstain

Please mark, sign and date, and return this proxy card promptly using the enclosed envelope.

If this proxy card is properly executed, the proxies will vote in the manner directed herein by the undersigned stockholder. If no direction is made, the proxies will vote for proposals 2 and 3 and for the election of all the nominees listed in proposal 1 and in the discretion of the proxies as to any other business that may properly come before the meeting. All proposals were submitted by PacifiCare Health Systems, Inc.

C Consent to Electronic Delivery

Consent to Electronic Delivery: By marking this box, I consent to access future Annual Reports and Proxy Statements of PacifiCare Health Systems, Inc. electronically over the Internet. I understand that unless I request otherwise or revoke my consent, PacifiCare Health Systems, Inc. will notify me when any such communications are available and how to access them. I understand that costs associated with the use of the Internet will be my responsibility. To revoke this consent, I can contact PacifiCare Health System’s transfer agent, Computershare Investor Services, at 1-312-588-4117.

I Consent D Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box

Signature 2 - Please keep signature within the box

Date (mm/dd/yyyy)

Proxy – PacifiCare Health Systems, Inc.

VOTING INSTRUCTIONS TO TRUSTEE FOR THE ANNUAL MEETING OF STOCKHOLDERS - MAY 19, 2005

THE TRUSTEE SOLICITS THESE VOTING INSTRUCTIONS FROM PARTICIPANTS IN THE PACIFICARE HEALTH SYSTEMS, INC. SAVINGS AND PROFIT-SHARING PLAN WHO HAVE RIGHTS IN PACIFICARE COMMON STOCK

The undersigned participant in the PacifiCare Health Systems, Inc. Savings and Profit-Sharing Plan or 401(k) Plan hereby instructs Wells Fargo Bank, as Trustee, to vote, as stated on the reverse side, all the shares of PacifiCare common stock allocated to the accounts of the undersigned under the 401(k) Plan, and to act in the discretion upon such other business as may properly come before, and to represent the undersigned at, the Annual Meeting of Stockholders of the Company to be held on May 19, 2005, or any adjournment or postponement thereof.

PLEASE CAREFULLY REVIEW THE ENCLOSED NOTICE TO 401(k) PLAN PARTICIPANTS BEFORE COMPLETING AND MAILING THIS CARD.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

You can view the Annual Report and Proxy Statement on the internet at www.pacificare.com.

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 Hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

• Call toll free1-800-827-4419 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the simple instructions provided by the recorded message.

To vote using the Internet

• Go to the following web site:

WWW.COMPUTERSHARE.COM/US/PROXY

• Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 17, 2005. THANK YOU FOR VOTING

PacifiCare®

` Mark this box with an X if you have made

changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

01 - Aida Alvarez

02 - Bradley C. Call

03 - Terry O. Hartshorn

04 - Dominic Ng

05 - Howard G. Phanstiel

06 - Warren E. Pinckert II

07 - David A. Reed

08 - Charles R. Rinehart

09 - Linda Rosenstock

10 - Lloyd E. Ross

For All Against All For All Except

Instructions: To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) above.

B Issues

The Board of Directors recommends a vote FOR the following proposals.

2. Approval of the PacifiCare Health Systems, Inc. 2005 Equity Incentive Plan.

3. Ratification of Selection of Ernst & Young LLP as Independent Auditors for 2005.

4. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

For Against Abstain

For Against Abstain

Please mark, sign and date, and return this proxy card promptly using the enclosed envelope.

If this proxy card is properly executed, the proxies will vote in the manner directed herein by the undersigned stockholder. If no direction is made, the proxies will vote for proposals 2 and 3 and for the election of all the nominees listed in proposal 1 and in the discretion of the proxies as to any other business that may properly come before the meeting. All proposals were submitted by PacifiCare Health Systems, Inc.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box

Signature 2 - Please keep signature within the box

Date (mm/dd/yyyy)

Proxy – PacifiCare Health Systems, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PACIFICARE HEALTH SYSTEMS, INC.

The undersigned holder of common stock acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement and, revoking any proxy heretofore given, hereby constitutes and appoints Messrs. Howard G. Phanstiel and David A. Reed, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as stated on the reverse side, all the shares of PacifiCare common stock held of record by the undersigned on March 31, 2005, at the 2005 Annual Meeting of Stockholders to be held on May 19, 2005, or any adjournment or postponement thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

You can view the Annual Report and Proxy Statement on the internet at www.pacificare.com.